Exhibit 4.24

SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT

by and among

ZHUAN SPIRIT HOLDINGS LIMITED

MAGIC HEART INC.

CIVILIZATION AND TIME LTD

TENCENT MOBILITY LIMITED

58 Co., Ltd. (五八有限公司)

Qingdao Caigao Group Co., Ltd. (青岛才高集团有限公司)

TOPLAND GLOBAL HOLDINGS LIMITED

Shanghai Yuya Enterprise Management Partnership (Limited Partnership) (上海彧雅企业管理合伙企业(有限合伙))

Qingdao Panshi Kaiyuan Trade Co., Ltd. (青岛磐石开源贸易有限公司)

Qingdao Lida Shopping Center Co., Ltd. (青岛丽达购物中心有限公司)

 Lemi (Tianjin) Architectural Engineering Programming and Design Co., Ltd. (乐米(天津)建筑工程规划设计有限公司)

and

Certain other parties

Dated as of September 9, 2019

Schedules

Schedule 1
Schedule 2

Exhibits

Exhibit A	Form of Articles
Exhibit B	Form of Shareholders Agreement
Exhibit C	Capitalization Table
Exhibit D	Series B Warrants
Exhibit E	ODI Loan Agreements & Non-ODI Loan Agreements
Exhibit F	Business Cooperation Agreement

SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT

This Series B Preferred Share and Warrant Purchase Agreement (this “Agreement”) is made as of September 9, 2019, by and among:

(1)        CIVILIZATION AND TIME LTD, a company incorporated in the British Virgin Islands (the “Management Team Holdco”);

(2)        Magic Heart Inc., a company incorporated in the British Virgin Islands (“Magic Heart”);

(3)        Tencent Mobility Limited, a company incorporated in Hong Kong (“Tencent”);

(4)        58 Co., Ltd. (五八有限公司), a company incorporated in the PRC (“58 Limited”);

(5)        Qingdao Caigao Group Co., Ltd. (青岛才高集团有限公司), a company incorporated in the PRC (“Qingdao Caigao”);

(6)        TOPLAND GLOBAL HOLDINGS LIMITED, a company incorporated in British Virgin Islands (“TOPLAND GLOBAL”);

(7)        Shanghai Yuya Enterprise Management Partnership (Limited Partnership) (上海彧雅企业管理合伙企业  (有限合伙)), a limited partnership incorporated in the PRC (“Shanghai Yuya”);

(8)        Qingdao Lida Shopping Center Co., Ltd. (青岛丽达购物中心有限公司), a company incorporated in the PRC (“Qingdao Lida”);

(9)        Qingdao Panshi Kaiyuan Trade Co., Ltd. (青岛磐石开源贸易有限公司), a company incorporated in the PRC (“Qingdao Panshi”);

(10)      Lemi (Tianjin) Architectural Engineering Programming and Design Co., Ltd. (乐米(天津)建筑工程规划设计有限公司), a company incorporated in the PRC (“Lemi Tianjin”, together with Tencent, 58 Limited, Qingdao Caigao, TOPLAND GLOBAL, Shanghai Yuya, Qingdao Lida and Qingdao Panshi, collectively the “Series B  Investors” and each a “Series B Investor”; for the avoidance of doubt, Tencent shall be referred to as a Series B Investor only in the capacity of the Series B Preferred Shares it holds);

(11)      Zhuan Spirit Holdings Limited, a company incorporated in the Cayman Islands (the “Company”);

(12)      Zhuan Vision Holdings Limited, a company incorporated in the Hong Kong (the “HK Company”);

(13)      Shanghai Winder Bear Information Technology Co., Ltd. (上海发条熊信息技术有限责任公司), a company incorporated in the PRC (the “Shanghai WFOE”);

(14)      Tianjin Zhuanzhuan World Technology Co., Ltd. (天津转转世界科技有限责任公司), a company incorporated in the PRC (the “Tianjin WFOE”);

(15)      Beijing Zhuanzhuan Spirit Technology Co., Ltd. (北京转转精神科技有限责任公司), a company incorporated in the PRC (the “VIE Entity”);

(16)      Beijing Zhuanzhuan Youpin Auction Co., Ltd. (北京转转优品拍卖有限责任公司), a company incorporated in the PRC (“Zhuanzhuan Youpin”); and

(17)      Tianjin Fatiao Time Information Technology Co., Ltd. (天津发条时光信息技术有限责任公司), a company incorporated in the PRC (“Fatiao Time”, together with VIE Entity and Zhuanzhuan Youpin, the “Domestic Companies” and each a “Domestic Company”).

The Management Team Holdco, Magic Heart, the Company, the HK Company, the Shanghai WFOE, the Tianjin WFOE, the Domestic Companies and the Series B Investors are each referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions herein, the Series B Investors desire to purchase certain Series B Preferred Shares or certain Series B Warrants (as the case may be), and the Company desires to issue and sell the Series B Preferred Shares or the Series B Warrants pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties agree as follows:

ARTICLE I

INTERPRETATION

Section 1.1      Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“58 Limited” shall have the meaning set forth in the preamble.

“58 Limited Loan Agreement” shall have the meaning set forth in Section 2.1(b).

“58 Limited Series B Warrant” shall have the meaning set forth in Section 2.1(b).

“58 Limited Warrant Purchase Price” shall have the meaning set forth in Section 2.1(b).

“Act” shall have the meaning set forth in Section 2.3(c).

“Actions” shall mean actions, causes of action (whether at law or in equity), claims, demands, investigations, examinations, indictments, litigations, arbitrations, suits or other criminal, civil or administrative or investigative or similar proceedings (whether public or private).

“Affiliate” of a Person (the “Subject Person”) shall mean (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person; provided, that none of the Group Companies, and the Management Team Holdco shall be deemed to be an Affiliate of any Series B Investor (except for Magic Heart).

“Agreement” shall have the meaning set forth in the Preamble.

“Articles” shall mean the Third Amended and Restated Memorandum and Articles of Association of the Company, in the form attached hereto as Exhibit A.

“Authorization” shall mean any consent, approval, order, license or authorization of, registration, certificate, declaration or filing with or notice to any Governmental Authority or other third party.

“Balance Sheet Date” shall have the meaning set forth in Section 6.3(r)(i).

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks located in the Cayman Islands, New York, the PRC or Hong Kong are authorized or required by law or executive order to be closed and on which no tropical cyclone warning No. 8 or above and no “black” rainstorm warning signal is hoisted in Hong Kong at any time between 8:00 a.m. and 6:00 p.m. Hong Kong time.

“Business Cooperation Agreement” shall mean the business cooperation agreement to be entered into by and among certain Group Companies and certain Affiliates of Tencent, in the form attached hereto as Exhibit F.

“CAC” shall mean the Cyberspace Administration of the PRC or, with respect to any matter to be submitted for examination and approval by the Cyberspace Administration, any Governmental Authority which is similarly competent to examine and approve such matter under the Laws of the PRC

“Capitalization Table” shall mean the capitalization table setting out the capitalization of the Company, as attached hereto as Exhibit C.

“Circular 37” shall mean the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment, Financing and Round Trip Investment via Overseas Special Purpose Companies (《关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》) issued by SAFE on July 4, 2014, and its amendment and interpretation promulgated by SAFE from time to time.

“Claim Notice” shall have the meaning set forth in Section 5.3(a).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Company” shall have the meaning set forth in the Preamble.

“Company Intellectual Property” shall have the meaning set forth in Section 6.3(t)(iii).

“Company Real Properties” shall have the meaning set forth in Section 6.3(t)(ii).

“Competitive Business” shall mean any business which is in competition with the Principal Business.

“Competitor” shall mean any Person whose primary business is in competition with the Principal Business, which shall include Alibaba Group Holding Limited and AiHuiShou International Company Limited, or any Affiliate of such Person.

“Confidential Information” shall have the meaning set forth in Section 6.10(a).

“Contemplated Transactions” shall mean the transactions contemplated by the Transaction Documents.

“Contract” shall mean, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor or agent or otherwise. For purposes of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting Equity Securities in such other Person. The terms “Controlled”, and “Controls” shall have meanings correlative to the foregoing.

“Control Documents” shall mean, collectively, the agreements made from time to time, which enable the Company to exclusively Control, and consolidate in its financial statements the results of, the VIE Entity, namely the Exclusive Business Cooperation Agreement (独家业务合作协议) by and among the WFOE and the VIE Entity dated as of June 22, 2017, the Exclusive Option Agreement (独家购买权合同) by and among the WFOE, the VIE Entity and the shareholders of the VIE Entity dated as of February 11, 2018, the Equity Pledge Agreement (股权质押合同) by and among the WFOE, the VIE Entity and the shareholders of the VIE Entity dated as of February 11, 2018 and the Power of Attorney (授权委托书) issued by each shareholder of the VIE Entity dated as of February 11, 2018.

“Disclosure Schedule” shall mean the disclosure schedule dated the date hereof in respect of this Agreement which has been provided by the Company to the Series B Investors.

“Domestic Company” or “Domestic Companies” shall have the meaning set forth in the preamble.

“Encumbrance” shall mean (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable Law, (b) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (c) any adverse claim as to title, possession or use.

“Equity Securities” shall mean, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, in the case of the Company, Ordinary Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ESOP” shall mean the employee equity incentive plan adopted by the Company as of September 8, 2017.

“ESOP Increase” shall have the meaning set forth in Section 4.11.

“ESOP Increase Shares” shall have the meaning set forth in Section 4.11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fatiao Time” shall have the meaning set forth in the preamble.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977 of the United States of America.

“Financial Statements” shall have the meaning set forth in Section 6.3(r)(i).

On a “fully diluted basis” shall mean, for the purpose of calculating share numbers, that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) and Equity Securities which have been reserved for issuance pursuant to the ESOP have been so converted, exercised, exchanged or issued.

“Framework Restructuring Agreement” shall mean the framework restructuring agreement (重组框架协议) dated April 28, 2017 by and among Beijing 58 Information Technology Co., Ltd. (北京五八信息技术有限公司), Beijing Chengshi Wanglin Information Technology Co., Ltd. (北京城市网邻信息技术有限公司), the VIE Entity and 58.com Inc.

“Fundamental Representations” shall mean the representations and warranties made by the Company to the Series B Investors contained in Section 3.1(a), Section 3.1(b), Section 3.1(c), Section 3.1(e), Section 3.1(f), Section 3.1(h) and Section 3.1(l).

“Government Official” shall mean any officer, employee or representative of any Government Authority.

“Governmental Authority” shall mean any government or political subdivision thereof, whether on a federal, central, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof and any governing body of any securities exchange.

“Group” or “Group Companies” shall mean, collectively, the Company and its Subsidiaries (including but not limited to, for the avoidance of doubt, the HK Company, the WFOEs and the Domestic Companies), and a “Group Company” shall mean any of them.

“HKIAC” shall have the meaning set forth in Section 6.2.

“HK Company” shall have the meaning set forth in the Preamble.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” shall mean, as of any time with respect to any Person, without duplication, (a) all Liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, (b) all Liabilities for the deferred purchase price of property, other than trade payables in the ordinary course outstanding for 90 days or less, (c) all Liabilities in respect of any lease of, or other arrangement conveying the right to use, real or personal property, or a combination thereof, which Liabilities are required to be classified and accounted for under US GAAP as capital leases, (d) all Liabilities for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (a), (b) or (c) above to the extent of the obligation secured, and all Liabilities as obligor, guarantor, or otherwise, to the extent of the obligation secured, (e) all guarantees of obligations of any other Person with respect to any of the foregoing and (f) any accrued and unpaid interest on any of the foregoing.

“Indemnified Parties” shall have the meaning set forth in Section 5.2(a). “Indemnifying Party” shall have the meaning set forth in Section 5.2(a).

“Indemnity Notice” shall have the meaning set forth in Section 5.4.

“Intellectual Property” shall mean any and all (a) patents (including all reissues, divisionals,  provisionals, continuations, continuations in part, re-examinations, renewals and extensions thereof), patent applications, and other patent rights, (b) trademarks, service marks, tradenames, brand names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with all goodwill associated with any of the foregoing and applications, registrations and renewals in connection therewith, (c) copyrights, mask works, and copyrightable works, and all applications, registrations for and renewals in connection therewith, (d) internet domain names, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, Instagram, and other social media companies and the content found thereon and related thereto, and uniform resource locators, (e) proprietary computer software, including source code, object code and supporting documentation for such computer software, (f) trade secrets and proprietary information, including confidential business information, technical data, customer lists, data collections, methods and inventions (whether or not patentable and where or not reduced to practice), (g) copies and tangible embodiments of any of the foregoing and (h) all other intellectual property, whether or not registrable, in each case, under any Law or statutory provision or common law doctrine in any country.

“Key Employees” shall mean the Persons specified in Schedule 2.

“Key Holder” shall mean 58.com Inc.

“Key Holder Nominee” shall mean 北京云企互联投资有限公司, a company incorporated in the PRC.

“Knowledge” of any Person shall mean the actual knowledge of such Person (and in the case of any Person which is not an individual, such Person’s directors or officers) and that knowledge which should have been acquired by such Person or its directors or officers after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his business affairs.

“Law” or “Laws” shall mean all applicable laws, regulations, rules and Orders of any Governmental Authority, securities exchange or other self-regulating body, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment. The term “lawful” shall be construed accordingly.

“Lemi Tianjin” shall have the meaning set forth in the preamble.

“Lemi Tianjin Loan Agreement” shall have the meaning set forth in Section 2.1(g).

“Lemi Tianjin Series B Warrant” shall have the meaning set forth in Section 2.1(g).

“Lemi Tianjin Warrant Purchase Price” shall have the meaning set forth in Section 2.1(g).

“Liabilities” shall mean any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by US GAAP or PRC GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Losses” shall have the meaning set forth in Section 5.2(a).

“Magic Heart” shall have the meaning set forth in the preamble.

“Management Team Holdco” shall have the meaning set forth in the preamble.

“Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (a) the condition, assets, liabilities, results of operations or business of the Principal Business and the Group taken as a whole or (b) the ability of the Company or its Affiliates to consummate the Contemplated Transactions; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the Principal Business or the Group to the extent relating to or arising in connection with (i) any action required to be taken pursuant to the terms and conditions of this Agreement or any other Transaction Documents or taken at the written direction of the Series B Investors, (ii) changes affecting the industry in which the Principal Business or the Group operates or the economy or financial, credit or securities markets or political conditions generally in the PRC; provided, that in each case such changes do not have a unique or disproportionate impact on the Principal Business or the Group; (iii) effects resulting from any breach of this Agreement or any other Transaction Documents by any Series B Investor or its Affiliate(s); or (iv) the announcement or consummation of the Contemplated Transactions.

“Material Contract” shall have the meaning set forth in Section 6.3(r)(i).

“MIIT” shall mean the Ministry of Industry and Information of the PRC or, with respect to any matter to be submitted for examination and approval by the Ministry of Industry and Information, any Governmental Authority which is similarly competent to examine and approve such matter under the Laws of the PRC.

“MCT” shall mean the Ministry of Culture and Tourism of the PRC or, with respect to any matter to be submitted for examination and approval by the Ministry of Culture and Tourism, any Governmental Authority which is similarly competent to examine and approve such matter under the Laws of the PRC.

“MOFCOM” shall mean the Ministry of Commerce of the PRC or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any Governmental Authority which is similarly competent to examine and approve such matter under the Laws of the PRC.

“Non-ODI Loan Agreement” shall mean the Qingdao Caigao Loan Agreement and the Qingdao Panshi Loan Agreement.

“Non-ODI Warrant” shall mean the Qingdao Caigao Series B Warrant and the Qingdao Panshi Series B Warrant.

“ODI Loan Agreements” shall mean the 58 Limited Loan Agreement, the Shanghai Yuya Loan Agreement, the Qiangdao Lida Loan Agreement and the Lemi Tianjin Loan Agreement.

“ODI Warrants” shall mean the 58 Limited Series B Warrant, the Shanghai Yuya Series B Warrant, the Qiangdao Lida Series B Warrant and the Lemi Series B Warrant.

“Order” shall mean any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Ordinary Shares” shall mean the ordinary shares of par value US$0.000008 each in the share capital of the Company.

“Outbound Approvals” shall have the meaning set forth in Section 2.1(b).

“Parties” shall have the meaning set forth in the Preamble.

“Party” shall have the meaning set forth in the Preamble.

“Permits” shall have the meaning set forth in Section 6.3(p)(ii).

“Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity of any kind or nature.

“PRC” shall mean the People’s Republic of China, but for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Companies” shall mean collectively the Group Companies that are established in the PRC (including the WFOEs and the Domestic Companies) and a “PRC Company” shall mean any of them.

“PRC GAAP” means the Generally Accepted Accounting Principles of the PRC.

“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares.

“Principal Business” shall mean online used goods trading platform and related business and such other business as approved in accordance with the Transaction Documents.

“Purchase Price” shall mean, with respect to a Series B Investor, the aggregate purchase price set forth in the column “Purchase Price” opposite to the name of such Series B Investor in Schedule 1.

“Qingdao” shall have the meaning set forth in the Preamble.

“Qingdao Caigao Loan Agreement” shall have the meaning set forth in Section 2.1(c).

“Qingdao Caigao Series B Warrant” shall have the meaning set forth in Section 2.1(c).

“Qingdao Caigao Warrant Purchase Price” shall have the meaning set forth in Section 2.1(c).

“Qingdao Lida” shall have the meaning set forth in the Preamble.

“Qingdao Lida Loan Agreement” shall have the meaning set forth in Section 2.1(f).

“Qingdao Lida Series B Warrant” shall have the meaning set forth in Section 2.1(f).

“Qingdao Lida Warrant Purchase Price” shall have the meaning set forth in Section 2.1(f).

“Qingdao Panshi” shall have the meaning set forth in the preamble.

“Qingdao Panshi Loan Agreement” shall have the meaning set forth in Section 2.1(h).

“Qingdao Panshi Series B Warrant” shall have the meaning set forth in Section 2.1(h).

“Qingdao Panshi Warrant Purchase Price” shall have the meaning set forth in Section 2.1(h).

“Related Party” shall have the meaning as ascribed under the Shareholders Agreement.

“Relative” of a natural person means such Person’s spouse, parents, children and siblings, whether by blood, marriage or adoption.

“Restructuring” shall mean the contribution of the Principal Business to the Group by the Key Holder and its Affiliates pursuant to or in connection with the Restructuring Framework Agreement and other transactions contemplated thereunder.

“SAFE” shall mean the State Administration of Foreign Exchange of the PRC or, with respect to any matter to be submitted for examination and approval by the State Administration of Foreign Exchange, any Governmental Authority which is similarly competent to examine and approve such matter under the Laws of the PRC.

“SAFE Rules and Regulations” shall mean collectively, the Circular 37 and any other applicable SAFE Regulations rules and regulations, as amended.

“SAIC” shall mean the State Administration for Market Regulation of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration for Market Regulation, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the Laws of the PRC.

“SAPPRFT” shall mean the State Administration of Press Publication, Radio, Film and Television of the PRC or, with respect to any matter to be submitted for examination and approval by the State Administration of Press Publication, Radio, Film and Television, any Governmental Authority which is similarly competent to examine and approve such matter under the Laws of the PRC.

“SEC” shall mean the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities Laws” shall mean the Securities Act, the Exchange Act, the listing rules of or any listing agreement with the applicable stock exchange and any other applicable law regulating securities or takeover matters.

“Series A Preferred Shares” shall mean the Series A preferred shares of par value US$0.000008 each in the share capital of the Company.

“Series B Investor” or “Series B Investors” shall have the meaning set forth in the preamble.

“Series B Warrant Loan Agreements” shall mean, collectively, 58 Limited Loan Agreement, Qingdao Caigao Loan Agreement, Shanghai Yuya Loan Agreement, Qingdao Lida Loan Agreement, Qingdao Panshi Loan Agreement and Lemi Tianjin Loan Agreement (each, a “Series B Warrant Loan Agreement”).

“Series B Preferred Shares” shall mean the Series B preferred shares of par value US$0.000008 each in the share capital of the Company.

“Series B Warrants” shall mean, collectively, 58 Limited Series B Warrant, Qingdao Caigao Series B Warrant, Shanghai Yuya Series B Warrant, Qingdao Lida Series B Warrant, Qingdao Panshi Series B Warrant and Lemi Tianjin Series B Warrant (each, a “Series B Warrant”).

“Series B Warrant Shares” shall mean the Series B Preferred Shares issued pursuant to any Series B Warrant.

“Shanghai WFOE” shall have the meaning set forth in the preamble.

“Shanghai Yuya” shall have the meaning set forth in the preamble.

“Shanghai Yuya Loan Agreement” shall have the meaning set forth in Section 2.1(e).

“Shanghai Yuya Series B Warrant” shall have the meaning set forth in Section 2.1(e).

“Shanghai Yuya Warrant Purchase Price” shall have the meaning set forth in Section 2.1(e).

“Shares” means, collectively, the Ordinary Shares and the Preferred Shares. For the avoidance of doubt and only for the purpose of this Agreement, the Shares shall include the Series B Warrant Shares.

“Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement to be entered into by and among the Management Team Holdco, the Series B Investors, the Company and certain other parties, in the form attached hereto as Exhibit B.

“Social Insurances” shall mean any form of social insurance and benefits as required by applicable Laws (including without limitation pension fund, medical insurance, unemployment insurance, work-related injury insurance, maternity insurance and housing fund).

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is Controlled by such Person. For the avoidance of doubt, a “variable interest entity” Controlled by a Person shall be deemed to be a Subsidiary of such Person.

“Tax” shall mean any tax, duty, deduction, withholding, impost, levy, fee, assessment or charge of any nature whatsoever (including income, franchise, value added, sales, use, excise, stamp, customs, documentary, transfer, withholding, property, capital, employment, payroll, ad valorem, net worth or gross receipts taxes and any social security, unemployment or other mandatory contributions) imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, national or other Governmental Authority and any interest, addition to tax, penalty, surcharge or fine in connection therewith, including any obligations to indemnify or otherwise assume or succeed to the liability of any other Person with respect to any of the foregoing items.

“Tax Return” shall mean any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Tencent” shall have the meaning set forth in the Preamble.

“Tencent Computer” shall mean深圳市腾讯计算机系统有限公司.

“Tencent Cash Consideration” shall have the meaning set forth in Section 2.1.

“Tencent Director” shall mean the director of the Company designated by Tencent.

“Tencent Expenses” shall have the meaning set forth in Section 6.9.

“Tencent Nominee” shall mean 林芝利创信息技术有限公司, a company incorporated in the PRC, or such other Person designated by Tencent.

“Tencent Purchase Price” shall have the meaning set forth in Section 2.1(a).

“Tencent Shares” shall have the meaning set forth in Section 2.1(a).

“Third Party Claim” shall have the meaning set forth in Section 5.3(a).

“Tianjin WFOE” shall have the meaning set forth in the preamble.

“TOPLAND GLOBAL” shall have the meaning set forth in the preamble.

“Transaction Documents” shall mean, collectively, this Agreement, the Series B Warrants, the ODI Loan Agreements, the Non-ODI Loan Agreements, the Articles, the Shareholders Agreement, the Business Cooperation Agreement, the Control Documents and any other agreements, documents or certificates delivered pursuant hereto or thereto.

“US GAAP” shall mean the Generally Accepted Accounting Principles of the United States of America.

“VIE Entity” shall have the meaning set forth in the Preamble.

“Warrant Purchase Price” shall mean, as applicable, the 58 Limited Warrant Purchase Price, Qingdao Caigao Warrant Purchase Price, Shanghai Yuya Warrant Purchase Price, Qingdao Lida Warrant Purchase Price, Qingdao Panshi Warrant Purchase Price and Lemi Tianjin Warrant Purchase Price.

“WFOEs” shall mean 天津转转世界科技有限责任公司 and 上海发条熊信息技术有限责任公司 and a “WFOE” shall mean any of them.

“Zhuanzhuan Youpin” shall have the meaning set forth in the preamble.

Section 1.2      Interpretation. Unless the express context otherwise requires:

(a)        the words “hereof”,  “hereby”,  “hereto”,  “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)       the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)        any references herein to “US$” are to United States Dollars and any references herein to RMB are to PRC Renminbi;

(d)       any references herein to a specific Section, Schedule or Exhibit or to the Recitals or Preamble shall refer, respectively, to Sections, Schedules, Exhibits, Recitals or Preamble of this Agreement, unless otherwise specified;

(e)        wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;”

(f)        references herein to any gender shall include each other gender as the context requires;

(g)       the word “or” shall not be exclusive;

(h)       references to “written” or “in writing” include in electronic form;

(i)        the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement;

(j)        reference to any Person includes such Person’s successors and permitted assigns;

(k)       any reference to “days” shall mean calendar days unless Business Days are expressly specified;

(l)        when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day;

(m)      any reference to any Law shall be deemed to refer to the applicable Law in effect as of the date hereof (unless the applicable Law addressed matters as of an earlier date, in which case, applicable Law shall be deemed to mean the applicable Law in effect as of that date);

(n)       any reference in this Agreement to any agreement or instrument (other than the Disclosure Schedule) is a reference to that agreement or instrument as amended, novated or supplemented; and

(o)       unless otherwise expressly set forth under this Agreement, if any amount in a certain currency is to be translated into an equivalent amount in another currency, such translation shall be done at the relevant daily spot rate of exchange reported by the People’s Bank of China which appears on the Reuters Screen “SAEC” Page at the end of the day on the second Business Day immediately prior to the Closing Date.

ARTICLE II

SALE AND PURCHASE OF SERIES B PREFERRED SHARES AND SERIES B WARRANTS

Section 2.1      Sale and Purchase of Series B Preferred Shares and Series B Warrants. With respect to Tencent, subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Tencent, and Tencent agrees to purchase from the Company, 156,004,902 Series B Preferred Shares (the “Tencent Shares”), free and clear of all Encumbrances, credited as fully paid and having the rights, privileges and restrictions as set forth in the Articles, for an aggregate purchase price of US$149,764,406 (the “Tencent Purchase Price”) constituting (i) US$50,000,000 (the “Tencent Cash  Consideration”) of cash consideration payable in accordance with Section 2.3(a)(i) and (ii) the Business Cooperation Agreement. The payment in full of the Tencent Cash Consideration and the execution of the Business Cooperation Agreement shall constitute full satisfaction of Tencent’s payment obligations under this Agreement. For the avoidance of doubt and notwithstanding any other provisions of this Agreement, the Parties hereby agree and acknowledge that (i) the Tencent Shares, when issued at Closing, will be fully paid and that the par value of the Tencent Shares will have been paid in full by virtue of payment of the Tencent Cash Consideration; (ii) immediately after Closing, Tencent shall be entitled to fully enjoy all the relevant rights attached to the Tencent Shares; and (iii) immediately after Closing, Tencent shall not be subject to the lien, call and forfeiture provisions in the Articles.

(b)       With respect to 58 Limited, subject to the terms and conditions of  this Agreement, 58 Limited agrees to purchase from the Company, and the Company agrees to sell and issue to 58 Limited, a Series B Warrant in the form as attached Exhibit D hereof, pursuant to which 58 Limited shall purchase such number of Series B Preferred Shares from the Company as set forth opposite its name in Schedule 1 attached hereto (such Series B Warrant shall be referred to as “58 Limited Series B Warrant”) for the applicable Purchase Price as set forth opposite its name in Schedule 1 attached hereto. At the Closing, 58 Limited shall deposit the RMB equivalent of its Purchase Price as set forth opposite its name in Schedule 1 (calculated based on the middle foreign exchange rate published by the People’s Bank of China on the Closing Date) (“58 Limited Warrant Purchase Price”) by wire transfer of immediately available funds into a duly designated account of the VIE Entity, and the Company agrees to issue and deliver to 58 Limited the 58 Limited Series B Warrant. At the Closing, 58 Limited shall pay the 58 Limited Warrant Purchase Price to the VIE Entity as a loan pursuant to a loan agreement with the VIE Entity hereof (the “58 Limited Loan Agreement” attached as Exhibit E hereof). 58 Limited shall use its best efforts to complete the overseas investment filing and obtain the relevant approvals from the competent authorities with respect to the overseas investment and/or holding the Series B Preferred Shares in the Company (all such Consents, the “Outbound Approvals”) after the date hereof in accordance with the mechanism as set forth in, and within the timeframe prescribed in the 58 Limited Loan Agreement. After 58 Limited obtains all Outbound Approvals, the Company shall procure the VIE Entity to repay 58 Limited the loan outstanding under the 58 Limited Loan Agreement by installments in accordance with the 58 Limited Loan Agreement and 58 Limited shall pay the equivalent amount of the 58 Limited Warrant Purchase Price in the US dollars in immediately available funds to the Company as the payment of exercise price for the 58 Limited Series B Warrant.

(c)        With respect to Qingdao Caigao, subject to the terms and conditions of this Agreement, Qingdao Caigao agrees to purchase from the Company, and the Company agrees to sell and issue to Qingdao Caigao, a Series B Warrant in the form as attached Exhibit D hereof, pursuant to which, Qingdao Caigao shall purchase such number of Series B Preferred Shares from the Company as set forth opposite its name in Schedule 1 attached hereto (the such Series B Warrant shall be referred to as “Qingdao Caigao Series B Warrant”) for the applicable Purchase Price as set forth opposite its name in Schedule 1 attached hereto. At the Closing, Qingdao Caigao shall deposit the RMB equivalents of its Purchase Price as set forth in Schedule 1 (calculated based on the middle foreign exchange rate published by the People’s Bank of China on the Closing Date) (“Qingdao Caigao Warrant Purchase Price”) by wire transfer of immediately available funds into a duly designated account of the VIE Entity, and the Company agrees to issue and deliver to Qingdao Caigao the Qingdao Caigao Series B Warrant. At the Closing, Qingdao Caigao shall pay Qingdao Caigao Warrant Purchase Price to the VIE Entity as a loan pursuant to a loan agreement with the VIE Entity hereof (the “Qingdao Caigao Loan Agreement” attached as Exhibit E hereof). After Qingdao Caigao fully exercises the Qingdao Caigao Series B Warrant in accordance with the mechanism as set forth in, and within the timeframe prescribed in the Qingdao Caigao Series B Warrant, the Company shall procure the VIE Entity to repay Qingdao Caigao the loan outstanding under the Qingdao Caigao Loan Agreement in accordance with the Qingdao Caigao Loan Agreement.

(d)       With respect to TOPLAND GLOBAL, subject to the terms and conditions of this Agreement, TOPLAND GLOBAL agrees to purchase from the Company, and the Company agrees to issue and sell to TOPLAND GLOBAL, 5,208,333 Series B Preferred Shares, free and clear of all Encumbrances, for an aggregate purchase price as set forth opposite its name in Schedule 1 attached hereto.

(e)        With respect to Shanghai Yuya, subject to the terms and conditions of this Agreement, Shanghai Yuya agrees to purchase from the Company, and the Company agrees to sell and issue to Shanghai Yuya, a Series B Warrant in the form as attached Exhibit D hereof, pursuant to which, Shanghai Yuya shall purchase such number of Series B Preferred Shares from the Company as set forth opposite its name in Schedule 1 attached hereto (such Series B Warrant shall be referred to as “Shanghai Yuya Series B Warrant”) for the Purchase Price as set forth opposite its name in Schedule 1 attached hereto. At the Closing, Shanghai Yuya shall deposit the RMB equivalents of its Purchase Price as set forth in Schedule 1 (calculated based on the middle foreign exchange rate published by the People’s Bank of China on the Closing Date) (“Shanghai Yuya Warrant Purchase Price”) by wire transfer of immediately available funds into a duly designated account of the VIE Entity, and the Company agrees to issue and deliver to Shanghai Yuya the Shanghai Yuya Series B Warrant. At the Closing, Shanghai Yuya shall pay the Shanghai Yuya Warrant Purchase Price to the VIE Entity as a loan pursuant to a loan agreement with the VIE Entity hereof (the “Shanghai Yuya Loan Agreement” attached as Exhibit E hereof). Shanghai Yuya shall use it best efforts to obtain the Outbound Approvals after the date hereof in accordance with the mechanism as set forth in, and within the timeframe prescribed in, the Shanghai Yuya Loan Agreement. After Shanghai Yuya obtains all Outbound Approvals, the Company shall procure the VIE Entity to repay Shanghai Yuya the loan outstanding under the Shanghai Yuya Loan Agreement by installments in accordance with the Shanghai Yuya Loan Agreement and Shanghai Yuya shall pay the equivalent amount of the Shanghai Yuya Warrant Purchase Price in the US dollars in immediately available funds to the Company as the payment of exercise price for the Shanghai Yuya Series B Warrant.

(f)        With respect to Qingdao Lida, subject to the terms and conditions of this Agreement, Qingdao Lida agrees to purchase from the Company, and the Company agrees to sell and issue to Qingdao Lida, a Series B Warrant in the form as attached Exhibit D hereof, pursuant to which, Qingdao Lida shall purchase such number of Series B Preferred Shares from the Company as set forth opposite its name in Schedule 1 attached hereto (such Series B Warrant shall be referred to as “Qingdao Lida Series B  Warrant”) for the applicable Purchase Price as set forth opposite its name in Schedule 1  attached hereto. At the Closing, Qingdao Lida shall deposit the RMB equivalents of its Purchase Price as set forth in Schedule 1 (calculated based on the middle foreign exchange rate published by the People’s Bank of China on the Closing Date) (“Qingdao Lida Warrant Purchase Price”) by wire transfer of immediately available funds into a duly designated account of the VIE Entity, and the Company agrees to issue and deliver to Qingdao Lida the Qingdao Lida Series B Warrant. At the Closing, Qingdao Lida shall pay the Qingdao Lida Warrant Purchase Price to the VIE Entity as a loan pursuant to a loan agreement with the VIE Entity hereof (the “Qingdao Lida Loan Agreement” attached as Exhibit E hereof). Qingdao Lida shall use its best efforts to obtain the Outbound Approvals after the date hereof in accordance with the mechanism as set forth in, and within the timeframe prescribed in the Qingdao Lida Loan Agreement. After Qingdao Lida obtains all Outbound Approvals, the Company shall cause the VIE Entity to repay Qingdao Lida the loan outstanding under the Qingdao Lida Loan Agreement by installments in accordance with the Qingdao Lida Loan Agreement and Qingdao Lida shall pay the equivalent amount of the Qingdao Lida Warrant Purchase Price in the US dollars in immediately available funds to the Company as the payment of exercise price for the Qingdao Lida Series B Warrant.

(g)       With respect to Lemi Tianjin, subject to the terms and conditions of this Agreement, Lemi Tianjin agrees to purchase from the Company, and the Company agrees to sell and issue to Lemi Tianjin, a Series B Warrant in the form as attached Exhibit D hereof, pursuant to which, Lemi Tianjin shall purchase such number of Series B Preferred Shares from the Company as set forth opposite its name in Schedule 1  attached hereto (such Series B Warrant shall be referred to as “Lemi Tianjin Series B  Warrant”) for the applicable Purchase Price as set forth opposite its name in Schedule 1 attached hereto. At the Closing, Lemi Tianjin shall deposit the RMB equivalents of its Purchase Price as set forth in Schedule 1 (calculated based on the middle foreign exchange rate published by the People’s Bank of China on the Closing Date) (“Lemi Tianjin Warrant Purchase Price”) by wire transfer of immediately available funds into a duly designated account of the VIE Entity, and the Company agrees to issue and deliver to Lemi Tianjin the Lemi Tianjin Series B Warrant. At the Closing, Lemi Tianjin shall pay the Lemi Tianjin Warrant Purchase Price to the VIE Entity as a loan pursuant to a loan agreement with the VIE Entity hereof (the “Lemi Tianjin Loan Agreement” attached as Exhibit E hereof). Lemi Tianjin shall use its best efforts to obtain the Outbound Approvals after the date hereof in accordance with mechanism as set forth in, and within the timeframe prescribed in, the Lemi Tianjin Loan Agreement. After Lemi Tianjin obtains all Outbound Approvals, the Company shall procure the VIE Entity to repay Lemi Tianjin the loan outstanding under the Lemi Tianjin Loan Agreement by installments in accordance with the Lemi Tianjin Loan Agreement and Lemi Tianjin shall pay the equivalent amount of the Lemi Tianjin Warrant Purchase Price in the US dollars in immediately available funds to the Company as the payment of exercise price for the Lemi Tianjin Series B Warrant.

(h)       With respect to Qingdao Panshi, subject to the terms and conditions of this Agreement, Qingdao Panshi agrees to purchase from the Company, and the Company agrees to sell and issue to Qingdao Panshi, a Series B Warrant in the form as attached Exhibit D hereof, pursuant to which, Qingdao Panshi shall purchase such number of Series B Preferred Shares from the Company as set forth opposite its name in Schedule 1 attached hereto (such Series B Warrant shall be referred to as “Qingdao Panshi Series B Warrant”) for the applicable Purchase Price as set forth opposite its name in Schedule 1 attached hereto. At the Closing, Qingdao Panshi shall deposit the RMB equivalents of its Purchase Price as set forth opposite its name in Schedule

1 (calculated based on the middle foreign exchange rate published by the People’s Bank of China on the Closing Date) (“Qingdao Panshi Warrant Purchase Price”) by wire transfer of immediately available funds into a duly designated account of the VIE Entity, and the Company agrees to issue and deliver to Qingdao Panshi the Qingdao Panshi Series B Warrant. At the Closing, Qingdao Panshi shall pay Qingdao Panshi Warrant Purchase Price to the VIE Entity as a loan pursuant to a loan agreement with the VIE Entity hereof (the “Qingdao Panshi Loan Agreement” attached as Exhibit E hereof). After Qingdao Panshi fully exercises the Qingdao Panshi Series B Warrant in accordance with the mechanism as set forth in, and within the timeframe prescribed in, the Qingdao Panshi Series B Warrant, the Company shall cause the VIE Entity to repay Qingdao Panshi the loan outstanding under the Qingdao Panshi Loan Agreement in accordance with the Qingdao Panshi Loan Agreement.

Section 2.2      Closing. The closing of the sale and issue of the Series B Preferred Shares and/or the Series B Warrants (as applicable) (the “Closing”) shall take place electronically within five (5) Business Days following the satisfaction or waiver of the conditions set forth in Section 2.4(a) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as the Company and the Series B Investors may agree in writing. The “Closing Date” shall be the date upon which the Closing occurs. Payment and Delivery.

(a)        Payment and Delivery for the purchase of Series B Preferred Shares and Series B Warrants.

(i)  With respect to Tencent, unless otherwise agreed by the Company, Tencent shall (x) pay and deliver, or cause to be paid and delivered, at Closing or such later date as agreed by the Company, to the Company the Tencent Cash Consideration in US$ by wire transfer of immediately available funds to such bank account designated in writing by the Company to Tencent at least five (5) Business Days prior to Closing, such payment obligation to be satisfied by delivery of evidence of an irrevocable payment instruction by Tencent to the Company on the Closing Date or such later date as agreed by the Company; and (y) deliver to the Company, at Closing or such later date as agreed by the Company, a copy of the Business Cooperation Agreement, duly executed by the relevant Affiliates of Tencent.

(ii) With respect to TOPLAND GLOBAL, TOPLAND GLOBAL shall pay and deliver, or cause to be paid and delivered, at Closing, to the Company the applicable Purchase Price in US$ by wire transfer of immediately available funds to such bank account designated in writing by the Company to TOPLAND GLOBAL, such payment obligation to be satisfied by delivery of evidence of an irrevocable payment instruction by TOPLAND GLOBAL to the Company on the Closing Date.

(iii) With respect to each Series B Investor (other than Tencent and TOPLAND), such Series B Investor shall pay and deliver, or cause to be paid and delivered, at Closing, to the VIE Entity the applicable Warrant Purchase Price in RMB by wire transfer of immediately available funds to such bank account designated in writing by the VIE Entity to such Series B Investor, such payment obligation to be satisfied by delivery of evidence of an irrevocable payment instruction by such Series B Investor to the Company on the Closing Date.

(iv) At Closing, the Company shall (A) allot and issue to each applicable Series B Investor such number of Series B Preferred Shares as set forth opposite its name in Schedule 1, which shall be validly issued, credited as fully paid and non-assessable, free and clear of all Encumbrances, and having the rights, privileges and restrictions as set forth in the Articles; (B) duly register the Series B Preferred Shares, in the name of each applicable Series B Investor, in the Company’s register of members and promptly deliver a copy to each Series B Investor; (C) promptly deliver to each applicable Series B Investor a copy of share certificate duly completed and issued in the name of each Series B Investor; and (D) promptly deliver to each applicable Series B Investor a copy of applicable Series B Warrant issued in the name of each Series B Investor.

(b)       Discharge of Payment Obligation. Completion by each Series B Investor of its respective obligations under Section 2.3(a) shall constitute full discharge of its obligations to pay the applicable Purchase Price pursuant to Section 2.1.

(c)        Restrictive Legend. Each of share certificates in respect of any of the Series B Preferred Shares issued to the applicable Series B Investor shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE APPLICABLE SHAREHOLDERS’ AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE

Section 2.3      Conditions.

(a)        Conditions to Series B Investors’ Obligations to Effect the Closing. The obligation of each Series B Investor to consummate the transactions contemplated by Section 2.1, Section 2.2 and Section 2.3 is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by such Series B Investor in its sole discretion:

(i)    The Fundamental Representations shall have been true, accurate and not misleading in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such Fundamental Representations that are made as of a specific date, which shall speak only as of such date), and all other representations and warranties of the Company contained in Section 3.1 shall have been true, accurate and not misleading in all respects (in the case of any such representation or warranty containing any materiality or Material Adverse Effect qualification) or in all material respects (in the case of any such representation or warranty without any materiality or Material Adverse Effect qualification) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(ii)    The Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement and the other Transaction Documents that are required to be performed or complied with on or before the Closing Date.

(iii)   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions; and no action, suit, proceeding or investigation shall have been instituted or threatened by any Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the consummation of the Contemplated Transactions.

(iv)    The Company shall have obtained any and all Authorizations necessary for the consummation by the Company of the issuance of the applicable Series B Preferred Shares or the Series B Warrant to such Series B Investor and the entry by the Company into the Transaction Documents to which it is a party and the performance by it of its obligations contemplated thereby (other than those Authorizations to be obtained after the Closing pursuant to the Transaction Documents), all of which shall be in full force and effect.

(v)   No event, development or state of circumstances shall have occurred or come to exist which, individually or in the aggregate, has had or would reasonably be expected to have or result in a Material Adverse Effect.

(vi)   The Company shall have delivered to the Series B Investors a certificate, dated the Closing Date and signed by a duly authorized signatory of the Company, certifying that the conditions set forth in Section 2.4(a)(i), Section 2.4(a)(ii), Section 2.4(a)(iii), Section 2.4(a)(iv), Section 2.4(a)(v), Section 2.4(a)(vi), Section 2.4(a)(vii), Section 2.4(a)(viii), Section 2.4(a)(ix) (solely with respect to Tencent) and Section 2.4(a)(x) have been satisfied.

(vii)  The Company shall have delivered to the Series B Investors a copy of legal opinions issued to the Series B Investors by the Company’s Cayman Islands and PRC legal counsels respectively, dated the Closing Date, relating to the Contemplated Transactions.

(viii) The Articles shall have been duly adopted by the Company and shall remain in full force and effect.

(ix)    (solely with respect to Tencent) all parties to the Business Cooperation Agreement having duly executed the Business Cooperation Agreement.

(x)   The Board and the shareholders of the Company, as applicable, shall have duly adopted resolutions approving the issuance of the Series Preferred Shares and/or the Series B Warrants in accordance with this Agreement.

(b)       Conditions to the Company’s Obligations to Effect the Closing. The obligation of the Company to consummate the transactions with respect to each Series B Investor contemplated by Section 2.1, Section 2.2 and Section 2.3 is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i)   The representations and warranties of such Series B Investor contained in Section 3.2 shall have been true, accurate and not misleading in all respects (in the case of any such representation or warranty containing any materiality qualification) or in all material respects (in the case of any such representation or warranty without any materiality qualification) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(ii)   Such Series B Investor shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement and the other Transaction Documents that are required to be performed or complied with on or before the Closing Date.

(iii)  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions; and no action, suit, proceeding or investigation shall have been instituted or threatened by any Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the consummation of the Contemplated Transactions.

(iv)   Such Series B Investor shall have delivered to the Company a copy of the Shareholders Agreement, duly executed by such Series B Investor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1      Representations and Warranties of the Group Companies.  Subject to Section 6.1, each of the Group Companies hereby jointly and severally represents, warrants and undertakes to each of the Series B Investors that the following representations and warranties are true, accurate and not misleading on and as of the date of this Agreement, and are true, accurate and not misleading on and as of the Closing Date with the same effect as if made on and as of the Closing Date:

(a)        Due Formation. Each Group Company is duly formed, validly existing and in good standing in the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is currently being conducted.

(b)       Authority. Each Group Company has full power and authority to enter into, execute and deliver each Transaction Document to which it is or will be a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to any Transaction Document and to perform its obligations thereunder. The execution and delivery by each Group Company of each Transaction Document to which it is or will be a party and the performance by such Group Company of its obligations thereunder have been duly authorized by all requisite actions on its part.

(c)        Valid Agreement. Each Transaction Document to which any Group Company is or will be a party has been or will be duly executed and delivered by such Group Company and constitutes, or when executed and delivered in accordance herewith will constitute, the legal, valid and binding obligations of such Group Company, enforceable against it in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)       Articles; Business Licenses. As of the Closing Date, the Articles shall be in full force and effect and shall not have been superseded or amended. The business licenses and articles of association of each of the Group Companies incorporated in the PRC are in full force and effect under, and in compliance with, PRC Laws.

(e)        Capitalization.

(i)  As of the date hereof, the authorized share capital of the Company is US$50,000 divided into a total of 5,625,000,000 Ordinary Shares of which 552,500,000 is issued and outstanding and 625,000,000 Series A Preferred Shares all of which are issued and outstanding. Immediately prior to the Closing, the authorized share capital of the Company shall be US$50,000 divided into (1) a total of 5,312,745,098 Ordinary Shares, of which 552,500,000 is issued and outstanding, (2) a total of 625,000,000 Series A Preferred Shares, all of which are issued and outstanding, and (3) a total of 312,254,902 Series B Preferred Shares, none of which will be issued and outstanding. The Capitalization Table truly and accurately describes the capitalization of each Group Company on a fully diluted basis on the date hereof, immediately prior to the Closing and immediately following the Closing, in each case reflecting all then outstanding Equity Securities in such Group Company, the record and beneficial holders thereof and the terms of any vesting applicable thereto.

(ii) Except for certain rights provided in or contemplated by the Transaction Documents and provided under applicable Laws and the outstanding Equity Securities set forth in the Capitalization Table, (1) there are no outstanding Equity Securities in any Group Company, (2) no Equity Securities in any Group Company are subject to any preemptive rights, rights of first refusal or first offer or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities, (3) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption or repurchase of or a change in the vesting provisions related to, any Equity Security in such Group Company and (4) no Group Company has ever adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing or any other means.

(iii) Except as provided in the Shareholders Agreement (from and after the Closing), the Company has not granted any registration rights or information rights to any other Person, nor is the Company obliged to cause the listing of any of the Equity Securities in any Group Company on any securities exchange.

(iv) All of the outstanding Equity Securities in each Group Company (1) are duly authorized, validly issued, fully paid and non-assessable, free and clear of all Encumbrances and (2) were not issued in contravention of any preemptive rights, rights of first refusal or first offer or similar rights or any applicable Laws or Contracts.

(v) Except as contemplated by the Transaction Documents, there are no (1) resolutions pending to increase the authorized, issued or outstanding Equity Securities in any Group Company, (2) dividends which have accrued or been declared but are unpaid by any Group Company, (3) obligations, contingent or otherwise, of any Group Company to repurchase, redeem or otherwise acquire any Equity Securities or (4) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company.

(vi) Other than with respect to the ESOP duly approved by the Board, there are no options or other similar rights or agreements outstanding in favor of the employees of the Group Companies or under which the Company is or may become obligated to issue any securities of any class or series.

(vii)           The rights of the Ordinary Shares and the Preferred Shares are as stated in the Articles.

(f)        Due Issuance. The issuance of Series B Preferred Shares and Series B Warrants have been duly authorized and, when issued and delivered to and paid for by applicable Series B Investor pursuant to this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances (except for restrictions arising under the Securities Act or created by virtue of the Transaction Documents), and upon delivery and entry into the register of members of the Company of the Series B Preferred Shares or the execution of the Series B Warrants (as applicable), each Series B Investor shall have good and valid title to the Series B Preferred Shares or Series B Warrants (as applicable), free and clear of all Encumbrance (except for restrictions arising under the Securities Act or created by virtue of the Transaction Documents). The Ordinary Shares into which the Series B Preferred Shares are convertible have been reserved for issuance and, when issued and delivered in accordance with the terms of the Articles, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances (except for restrictions arising under the Securities Act or created by virtue of the Transaction Documents), and shall rank pari passu in all respects with existing Ordinary Shares at the time of their issuance. The issuance of the Series B Preferred Shares and the Ordinary Shares into which they are convertible is not subject to any preemptive rights, rights of first refusal or first offer or similar rights. Assuming the truthfulness and accuracy of the representations made by the Series B Investors under Section 3.2(f), the issuance of the Series B Preferred Shares pursuant to this Agreement are, and the issuance of the Ordinary Shares into which they are convertible will be, exempt from the registration and prospectus delivery requirements of all applicable Securities Laws. All presently outstanding Equity Securities in the Company have been issued, and, assuming the truthfulness and accuracy of the representations made by the Series B Investors under Section 3.2(f), the Series B Preferred Shares and the Ordinary Shares into which they are convertible will be issued, in compliance with the requirements of all applicable Securities Laws.

(g)       Non-contravention; Litigation. Neither the execution and delivery of each Transaction Document to which any Group Company is or will be a party nor the consummation of any of the Contemplated Transactions will (i) violate any provision of the organizational documents of any Group Company or violate any Law or Order to which any Group Company is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under or create in any party the right to accelerate, terminate, modify or cancel any Contract to which any Group Company is a party, by which any Group Company is bound or to which any Group Company’s assets are subject. There is no action, suit or proceeding pending or threatened in writing against any Group Company that questions the validity of this Agreement or the right of any Group Company to enter into each Transaction Document to which it is or will be a party or to consummate the Contemplated Transactions.

(h)       Consents and Approvals. None of the execution and delivery of each Transaction Document to which any Group Company is or will be a party, the consummation of any of the Contemplated Transactions nor the performance by any Group Company of each

Transaction Document to which such Group Company is or will be a party in accordance with its terms requires any Authorization, except for those Authorizations expressly set forth in the Transaction Documents.

(i)        Holding Companies. A structure chart with corporate particulars of all the Group Companies is set forth in Section 3.1(i) of the Disclosure  Schedule. The corporate particulars of each of the Group Companies as set forth in such structure chart and in Section 3.1(i) of the Disclosure Schedule are true, correct and complete. Except as disclosed in Section 3.1(i) of the Disclosure Schedule, none of the Group Companies has any Subsidiary, nor does any of them hold or Control, directly or indirectly, any interest in any other Person, or maintain any offices or branches. The corporate structure of the Group Companies and the ownership among the Group Companies and the establishment thereof are in compliance with all applicable Laws. Each of the Group Companies was formed solely to acquire and hold Equity Securities in the relevant Group Companies or to operate the Principal Business and has not since its formation engaged in any business other than the Principal Business and the business in relation to its acquiring and holding Equity Securities in the other relevant Group Companies. Pursuant to the Control Documents, (i) Tianjin WFOE has full control over the VIE Entity and enjoys substantially all of the economic benefit from the operation of the Domestic Companies; and (ii) the VIE Entity is an “variable interest entity” of the Company and its financial results will be consolidated into the Company’s consolidated financial statement as if it were a fully owned subsidiary of the Company, under the US GAAP.

(j)        Brokers. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the issuance of the Series B Warrants and the Series B Preferred Shares, and none of the Group Companies is under any obligation to pay any broker’s fee or commission in connection with the issuance of the Series B Warrants and the Series B Preferred Shares or the Contemplated Transactions.

(k)       Constitutional Documents. The constitutional documents of each Group Company are in the form provided to the Series B Investors. The constitutional documents of each Group Company are valid and have been duly approved or issued (as applicable) by competent Governmental Authorities in the jurisdiction where such Group Company is incorporated. None of the Group Companies is in violation, breach or default of any term or provision of the constitutional documents, or of any provision of any Law applicable to or binding upon such Group Company. None of the activities, Contracts or rights of any Group Company is ultra vires or unauthorized. The execution, delivery and performance of and compliance with this Agreement and any other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in (i) any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (a) the constitutional documents of such Group Company, (b) any term or provision of any Material Contract to which such Group Company is a party or by which it may be bound, or (c) any applicable Law, (ii) the creation or imposition of any lien upon, or with respect to, any of the properties or rights of any Group Company (except for such lien created by the Transaction Documents), or (iii) any termination, modification, cancellation, or suspension of any right of, or any augmentation or acceleration of any obligation of, any Group Company. Each Group Company has made available to each Series B Investor or its respective advisors (if applicable) a copy of its minute books, to the extent such Group Company keeps minute books. Such copy is true, correct and complete, and contains all amendments and all minutes of meetings and actions taken by its shareholders and directors since the time of formation through the date hereof and reflects all transactions referred to in such minutes accurately in all material respects.

(l)        Control Documents. As of the Closing Date:

(i)  Each party to any Control Document (other than the Tencent Nominee and the Key Holder Nominee) has full power and authority to enter into, execute and deliver such Control Document to which it is a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to the Control Documents and to perform its obligations thereunder. The execution and delivery by such party of each Control Document to which it is a party and the performance by such party of its obligations thereunder have been duly authorized by all requisite actions on its part. Subject to any necessary Authorization by the relevant Governmental Authority, each Control Document to which such party is a party has been or will be duly executed and delivered by such party and constitutes, or when executed and delivered in accordance herewith will constitute, the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (2) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(ii) No Authorizations are required to be obtained for the execution and delivery of the Control Documents, the performance by the parties to each Control Document of their respective obligations thereunder and the transactions contemplated under the Control Documents, other than those Authorizations that (1) have already been obtained or provided for under the Control Documents, (2) remain in full force and effect, (3) are required to register any share pledge to secure the VIE Entity’s obligations under the Control Documents and to make the transfer of profits from the VIE Entity to WFOE, (4) are required for transfer of equity interests in the VIE Entity upon exercise by the WFOE of its rights under the relevant exclusive option agreement among the WFOE, the VIE Entity and the shareholders of the VIE Entity and (5) do not impose any obligation, condition or restriction that would create a material burden on the parties to the Control Documents.

(iii) The execution, delivery and performance by each and all of the relevant parties (other than the Tencent Nominee and the Key Holder Nominee) of their respective obligations under each and all of the Control Documents, and the consummation of the transactions contemplated thereunder, did not and do not (1) result in any violation of their respective articles of association, business licenses or constitutive documents, (2) result in any violation of any applicable PRC Laws which would reasonably be expected to have, individually or in aggregate, a Material Adverse Effect or (3) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Order of any court of the PRC having jurisdiction over the relevant parties to the Control Documents or any Contract to which any of such parties is expressed to be a party or which is binding on any of them.

(iv) Each Control Document entered into between the WFOE and the VIE Entity is, and all of such Control Documents taken as a whole are, legal, valid, enforceable and admissible as evidence under PRC Laws, and constitute the legal and binding obligations of the relevant parties.

(v) All shareholders of the VIE Entity (other than the Tencent Nominee and the Key Holder Nominee) are acting in good faith and in the best interests of the Company. There have been no disputes, disagreements, claims or any legal proceedings of any nature, raised by any Governmental Authority or any other party, pending or, to the Knowledge of the Company, threatened against or affecting any of the VIE Entity and other Group Companies that (1) challenge the validity or enforceability of any part or all of the Control Documents taken as a whole, (2) challenge the VIE structure or the ownership structure as set forth in the Control Documents, (3) claim any ownership, share, equity or interest in the VIE Entity or other Group Companies, or claim any compensation for not being granted any ownership, share, equity or interest in the VIE Entity or other Group Companies or (4) claim any of the Control Documents or the ownership structure thereof or any arrangement or performance of or in accordance with the Control Documents was, is or will violate any PRC Laws.

(m)      Tax Filings.

(i)  Each of the Group Companies has filed or caused to be filed in a timely manner all Tax Returns required to be filed by it, all such Tax Returns are true, correct and complete and each of the Group Companies has paid, or provided adequate reserves, for all Taxes and deficiencies or other assessments of Tax owed by it. All Taxes which any Group Company has been obligated to collect, deduct or withhold from amounts paid by any customer or other third party, or owing to any employee, creditor or other third party, have been timely collected, deducted or withheld and paid to the appropriate Governmental Authority.

(ii) No Tax examination, audit, investigation or administrative or judicial proceedings by any Governmental Authority are currently in progress with respect to the Group Companies. No Group Company has waived any statute of limitations with respect to any Taxes, or agreed to any extension of time with respect to an assessment or deficiency for such Taxes. No Group Company is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise. None of the Group Companies has received any from any Governmental Authority (1) notice indicating any intent to open an examination, audit, investigation or administrative or judicial proceedings in respect of any Tax or Tax Return or (2) notice of deficiency or proposed adjustment for any unpaid Taxes. No deficiencies for any Taxes with respect to any Tax Returns have been asserted in writing by any Tax authority, and no dispute relating to any Tax Returns with any such Tax authority is outstanding or contemplated. No written claim has been received by the Company in a jurisdiction where the Group does not file Tax Returns that any Group Company is or may be subject to taxation by that jurisdiction.

(iii) The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements, and there are no unresolved questions or claims concerning any Tax Liability of any Group Company. Since the Financial Statements Date, no Group Company has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company, and there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

(iv) All Tax credits and Tax holidays enjoyed by the Group Company established under the Laws of the PRC under applicable laws since its establishment have been in compliance with all applicable laws and is not subject to reduction, revocation, cancellation or any other changes (including retroactive changes) in the future, except through change in applicable laws published by relevant Governmental Authority.

(n)       Interested Party Transaction. Except as set forth in or contemplated by the Transaction Documents, none of the Key Employees, the shareholders, officers or directors of a Group Company, or officer or director of any Group Company’s shareholder, or any Affiliate of any foregoing party, has any contract, understanding or proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted, or committed to make loans or extend or guarantee credit, to any of such Persons, other than for accrued salaries, reimbursable expenses or other standard employee benefits.

(o)       FCPA Compliance. None of the Group Companies nor, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on the behalf of any Group Company has:

(i)  made, or offered any payment of anything of value, or authorized such payment or offer, to any Government Official or to any person knowing or being aware of a high probability that all or a portion of such money or thing of value will be unlawfully offered, given or promised, directly or indirectly, to any Government Official, for the purpose of (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of his lawful duty, (3) securing any improper advantage, (4) inducing such Government Official to influence or affect any act or decisions of any entity or enterprise owned or controlled by a government or (5) assisting any Group Company in obtaining or retaining business for or with, or directing business to any Group Company; or

(ii) violated any provision of applicable anti-bribery and anti-corruption Laws of any jurisdiction in which any Group Company conducts its business or operations, including the FCPA.

(p)       Compliance with Laws.

(i)  Except as disclosed in the Disclosure Schedule, each of the Group Companies has been in compliance with any Law or Order applicable to it in all material aspects since its establishment (including applicable Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of personal information). No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) constitute or may constitute or result in a material violation by any Group Company of, or a failure on the part of such Group Company to comply with, any applicable Laws, or (b) may give rise to any material obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of the Group Companies has received any notice from any Governmental Authority regarding any of the foregoing. Except as disclosed in the Disclosure Schedule, no Group Company is under investigation, has received any Government Order, or is subject to any Action with respect to a violation of any Law.

(ii) All governmental approvals, permits, licenses, authorizations, certifications, registrations, and filings (collectively, the “Permits”) (A) which are required to be obtained or made by any Group Company under applicable Laws in connection with the due and proper establishment of each Group Company and (B) which are necessary to carry out the Principal Business and operations of each Group Company in each relevant jurisdiction, have been obtained or completed in accordance with the applicable Laws, are not in default, and are in full force and effect. None of the Group Companies is in receipt of any letter or notice from any Governmental Authority notifying the revocation of any Permits issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by it. In respect of the Permits which are subject to periodic renewal, none of the Group Companies has any reason to believe that such requisite renewals will not be timely granted by the relevant Governmental Authorities.

(iii) The capital and organizational structure of each PRC Company and the business conducted by such PRC Company are valid and in full compliance with relevant PRC Laws. All consents required under PRC Laws for the due and proper establishment and operation of each PRC Company, including but not limited to the registrations with MOFCOM, SAIC, SAFE, MIIT, MCT, CAC, SAPPRFT tax bureau and customs authorities, have been duly obtained from the relevant PRC Governmental Authorities or completed in accordance with the relevant Laws, and are in full force and effect. Each PRC Company has been conducting and will conduct its business activities within the permitted scope of business, and has been operating or will operate its business in full compliance with all relevant legal requirements and with all requisite Permits granted by the competent PRC Governmental Authorities.

(iv) All SAFE Rules and Regulations have been fully complied with by the Group Companies and their shareholders and beneficial owners and all requisite Consents required under the SAFE Rules and Regulations in relation thereto have been duly and lawfully obtained and are in full force and effect, and there exist no grounds on which any such Consent may be cancelled or revoked or any PRC Company or its legal representative may be subject to Liability or penalties for misrepresentations or failure to disclose information to the issuing SAFE. Each Person who beneficially owns any Equity Securities of the Company and is required to comply with the SAFE Rules and Regulations has registered with SAFE with respect to their direct or indirect holdings of Equity Securities in the Company in accordance with the SAFE Rules and Regulations. Such Person has not received any oral or written inquiries, notifications, orders or any other forms of correspondence from SAFE with respect to any actual or alleged noncompliance with the SAFE Rules and Regulations.

(q)       Litigation.

(i)  Except as disclosed in the Disclosure Schedule, there is no Action pending or, to the best Knowledge of any Group Company, threatened against or involving any Group Company or the business of the Group Companies. None of the Group Companies is aware of any event or circumstance that may form a basis for any such Action. The foregoing includes, without limitation, Actions pending or threatened against the Group Companies or the business of the Group Companies (or any basis therefor known to the Group Companies) involving the prior employment of the Key Employees or any of the Group Company’s employees, their use in connection with the business of the Group Companies of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers. None of the Group Companies is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority. There is no Action by the Group Companies that is currently pending or that any Group Company intends to initiate.

(ii) There is no Action pending or, to the best Knowledge of any Group Company, threatened, that questions the validity of any Transaction Document, or the right of any Group Company to enter into such agreement, or to consummate the transactions contemplated hereby or thereby or that could, individually or in the aggregate, result in a Material Adverse Effect or a change in the current equity ownership of any Group Company.

(iii) There is no Action pending or, to the best Knowledge of any Group Company, threatened against any Group Company or any director, officer, agent, employee, or any other Person acting for or on behalf of such Group Company, alleging a violation of any applicable Law, including but not limited to the anti-corruption Laws, (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of such Group Company.

(r)        Financial Conditions.

(i)  The Group Companies have delivered to the Series B Investors true, correct and complete copies of unaudited financial statements of the PRC Companies for the period commencing from its date of incorporation (collectively, the “Financial Statements”, and July 31, 2019, the “Balance Sheet Date”). Such Financial Statements (1) have been prepared in accordance with the books and records of each Group Company, (2) are true, correct and complete and present fairly the financial condition of such Group Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (3) have been prepared in accordance with the PRC GAAP applied on a consistent basis, except as to the unaudited consolidated Financial Statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the most recent balance sheets included within the Financial Statements disclose each Group Company’s Indebtedness and Liabilities, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such Indebtedness and Liabilities are required to be disclosed on a balance sheet in accordance with the PRC GAAP applied on a consistent basis, other than current liabilities that were incurred after the Balance Sheet Date in the ordinary course of business consistent with its past practices that are not material in the aggregate. Each Group Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with the US GAAP for the companies incorporated outside the PRC or PRC GAAP for companies incorporated in the PRC applied on a consistent basis.

(ii) Other than may be contemplated by the Transaction Documents or disclosed in the Disclosure Schedule, since the Balance Sheet Date, each Group Company (1) has operated its business in the ordinary course consistent with its past practice, (2) used its reasonable best efforts to preserve its business, (3) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (4) not engaged in any new line of business or entered into any material agreement, transaction or activity or made any commitment except those in the ordinary course of business consistent with past practice. Since the Balance Sheet Date, there has not been any Material Adverse Effect or any material change in the way any Group Company conducts its business, and there has not been by or with respect to any Group Company:

(1)          any purchase, acquisition, sale, lease, disposal of or other transfer of any assets that are individually or in the aggregate material to its business, whether tangible or intangible, other than the purchase or sale of inventory in the ordinary course of business consistent with its past practice;

(2)          any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets, or otherwise) of any business or other Person or division thereof, or any sale or disposition of any business or division thereof;

(3)          any waiver, termination, cancellation, settlement or compromise by a Group Company of a material right, debt or claim owed to it;

(4)          any incurrence, creation, assumption, repayment, satisfaction, or discharge of (A) any material lien or (B) any Indebtedness, or the making of any loan or advance (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practice), or the making of any investment or capital contribution;

(5)          any amendment to or early termination of any Material Contract, any entering of any new Contract that would have been a Material Contract if in effect on the date hereof, or any amendment to or waiver under any constitutional documents;

(6)          any material change in any compensation arrangement or Contract with any employee of any Group Company except in the ordinary course of business consistent with past practice, or adoption of any new benefit plan, or made any material change in any existing benefit plan;

(7)          any declaration, setting aside or payment or other distribution in respect of any Equity Securities of any Group Company, or any issuance, transfer, redemption, purchase or acquisition of any Equity Securities by any Group Company;

(8)          any material damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect to a Group Company;

(9)          any material change in accounting methods or practices or any revaluation of any of its assets;

(10)        any change in the approved or registered business scope of any PRC Company or any change to any Consent or Permits held by such PRC Company;

(11)        except in the ordinary course of business consistent with its past practice, entry into any closing agreement in respect of Taxes, settlement of any claim or assessment in respect of any Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Taxes, entry or change of any Tax election, change of any method of accounting resulting in an amount of additional Tax or filing of any material amended Tax Return;

(12)        any commencement or settlement of any Action;

(13)        any authorization, sale, issuance, transfer, pledge or other disposition of any Equity Securities of any Group Company;

(14)        any resignation or termination of any Key Employee of any Group Companies any material group of employees of any Group Company that is deemed essential to the Principal Business;

(15)        any transaction with any Related Party; or

(16)        any agreement or commitment to do any of the things described in this Section.

(s)        Material Contracts.

(i)  For purpose of this Agreement, a “Material Contract” means such Contract that any Group Company is a party to or is bound by, having an aggregate value, cost or amount, or imposing Liability on any Group Company in excess of US$200,000 or extending for more than one (1) year beyond the date of this Agreement, and that

(1)          is not readily to be fulfilled or performed by a Group Company on time or without undue or unusual expenditure of money or efforts or a Group Company does not have the technical and other capabilities or the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business without realizing a loss on closing of performance,

(2)          involves any Related Party transactions,

(3)          relates to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Securities of any Group Company,

(4)          is entered into with a material customer or material supplier of a Group Company or with a Governmental Authority,

(5)          involves a guaranty or assumption of any obligation, or the creation of any lien on any equity interest, properties or assets of any Group Company,

(6)          involves the acquisition or sale of a business, a merger, consolidation, amalgamation, a partnership, joint venture, or similar arrangement,

(7)          involves the transfer or license of any Intellectual Property to or from a Group Company (other than licenses granted in the ordinary course of business or from commercially readily available “off the shelf” computer Software), or obligates a Group Company to share or develop any Intellectual Property with any third party,

(8)          contains change in Control, exclusivity, non-competition or similar clauses that may be reasonably expected to impair, restrict or impose conditions on a Group Company’s right to offer or sell products or services in specified areas, during specified periods or otherwise, or

(9)          the entering into and termination of which would be reasonably likely to have a Material Adverse Effect on any Group Company.

(ii) All Material Contracts are listed in the Disclosure Schedule and have been made available for inspection by or, if they are oral Contracts, have been summarized in writing for the Series B Investors and their counsel. Each Material Contract is a valid, binding and enforceable agreement of the parties thereto, the performance of which does not violate any applicable Law, and is in full force and effect, and the terms thereof have been complied with by the relevant Group Companies and, to the best Knowledge of each Group Company by all the other parties thereto, and the execution and performance of which is fully authorized pursuant to the constitutional documents of the Group Companies. There are no circumstances likely to give rise to any breach of such terms, no grounds for rescission, avoidance or repudiation of any of the Material Contracts and no notices of violation, default, termination or intention to terminate (whether or not such notice is in writing) have been received in respect of any Material Contract.

(t)        Assets and Properties.

(i)  The Group Companies have good and valid title to, or a valid leasehold interest in, all of the properties and assets that are currently used by the Group Companies, free from any lien. Except for leased properties and licensed assets, no Person other than a Group Company owns any interest in any such properties or assets. All leases of properties and assets leased by the Group Companies are fully effective and afford the Group Companies the right to use and process such leased properties and assets. The Group Companies’ owned by the Group Companies properties and assets collectively represent in all material respects all properties and assets necessary for the conduct of the business of the Group in the manner currently conducted.

(ii) Section 3.1(t)(ii) of the Disclosure Schedule sets forth a true, accurate and complete list of all Real Properties leased or otherwise used by any Group Company, whether completed or in progress (the “Company Real Properties”). All Permits of all applicable Governmental Authorities necessary for the use of the Company Real Properties, whether completed or in progress, the absence of which would reasonably be expected to have a Material Adverse Effect on any Group Company, have been issued, have not been suspended or revoked, and it has no reason to believe that such Permits will be suspended or revoked. The design, construction, development, operation, leasing, use and management of the Company Real Properties is in compliance with all requirements of applicable Laws, without limitation, all zoning Laws, building codes and environmental protection except for any failure to comply with which would not have a Material Adverse Effect on any Group Company. All leases of the Company Real Properties are in compliance with applicable Laws, including with respect to the ownership, registered land use, operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such Lease.

(iii) Section 3.1(t)(iii) of the Disclosure Schedule sets forth a true, accurate and complete list of all the Intellectual Properties that are owned by, or registered or applied for in the name of, or licensed to any Group Company (the “Company Intellectual Properties”). Except as disclosed in Section 3.1(t)(iii) of the Disclosure Schedule, each Group Company owns or otherwise has sufficient rights (including but not limited to the rights of development, maintenance, licensing and sale) to or otherwise has the licenses to use all Company Intellectual Property without any known conflict with or known infringement of the rights of any other Person.

(1)          Each Company Intellectual Properties is owned exclusively by, registered or applied for solely in the name of a Group Company, or licensed exclusively to the relevant Group Company, and is not subject to any lien or Encumbrance, without any known conflict with, or infringement of, the rights of others. All Company Intellectual Properties are valid and subsisting and have not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. The Group Companies own or possess all rights and/or license to use all Intellectual Properties necessary for the conduct of their respective businesses as currently being conducted. No Group Company or any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company Intellectual Properties to be invalid, unenforceable or not subsisting. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any material Company Intellectual Properties. No material Company Intellectual Property is the subject of license or other Contract granting rights therein to any other Person. No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any material Company Intellectual Properties. No Company Intellectual Property is subject to any proceeding or outstanding Governmental Order or settlement agreement or stipulation that (a) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company, or (b) may affect the validity, use or enforceability of such Company Intellectual Properties. Each Group Company has assigned and transferred to a Group Company any and all of its Intellectual Property related to the Principal Business. No Group Company has (A)

transferred or assigned any Company Intellectual Properties; (B) authorized the joint ownership of, any Company Intellectual Properties; or (C) permitted the rights of any Group Company in any Company Intellectual Properties to lapse or enter the public domain.

(2)          No Group Company has violated, infringed or misappropriated any Intellectual Property of any other Person, nor has any Group Company received any written notice alleging any of the foregoing. No Person has violated, infringed or misappropriated any Company Intellectual Properties of any Group Company, and no Group Company has given any written notice to any other Person alleging any of the foregoing. No Person has challenged the ownership or use of any Company Intellectual Properties by a Group Company in writing. No Group Company has agreed to indemnify any Person for any infringement, violation or misappropriation of any Intellectual Property by such Person.

(3)          All inventions and know-how conceived by employees of a Group Company related to the business of such Group Company are currently owned exclusively by a Group Company. None of the Group Companies believes it is or will be necessary to utilize any inventions of any of its officers or employees (or any Person it currently intends to hire) made prior to or outside the scope of their employment by such Group Company. All employees, contractors, agents and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law. All employee inventors of Company Intellectual Properties have received reasonable reward and remuneration from a Group Company for his/her service inventions or service technology achievements in accordance with the applicable PRC Laws. It will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by a Group Company and none of such Intellectual Property has been utilized by any Group Company, except for those that are exclusively owned by a Group Company. None of the employees, consultants or independent contractors, currently or previously employed or otherwise engaged by any Group Company, (a) is in violation in any material respect of any current or prior confidentiality, non-competition or non-solicitation obligations to such Group Company or to any other Persons, including former employers, or (b) is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her best efforts to promote the interests of the Group Companies or that would conflict with the business of such Group Company as presently conducted.

(4)          Section 3.1(t)(iii) of the Disclosure Schedule sets forth a true, accurate and complete list of all the Company Intellectual Properties that are being licensed by and among Group Companies, which include (A) all licenses, sublicenses, and other Contracts to which any Group Company is a party and pursuant to which any third party is authorized to use, exercise or receive any benefit from any material Company Intellectual Properties, and (B) all licenses, sublicenses and other Contracts to which any Group Company is a party and pursuant to which such Group Company is authorized to use, exercise, or receive any benefit from any material Intellectual Property of another Person, in each case except for (A) agreements involving “off-the-shelf” commercially available Software, and (2) non-exclusive licenses to customers of the Business in the ordinary course of business consistent with past practice. The Group Companies have paid all license and royalty fees required to be paid under the such licenses, sublicenses, and other Contracts.

(5)          Each Group Company has taken reasonable and appropriate steps to protect, maintain and safeguard Company Intellectual Properties and made all applicable filings, registrations and payments of fees in connection with the foregoing. Without limiting the foregoing, all current and former officers, employees, consultants and independent contractors of any Group Company and all suppliers, distributors, and other third parties having access to any Company Intellectual Properties have executed and delivered to such Group Company an agreement requiring the protection of such Company Intellectual Properties. To the extent that any Company Intellectual Property has been developed or created independently or jointly by an independent contractor or other third party for any Group Company, or is incorporated into any products or services of any Group Company, such Group Company has a written agreement with such independent contractor or third party and has thereby obtained ownership of, and is the exclusive owner of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment.

(6)          No Public Software forms part of any product or service provided by any Group Company or was or is used in connection with the development of any product or service provided by any Group Company or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any product or service provided by any Group Company. No software included in any Company Intellectual Properties has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge. For the purpose of this Agreement, “Public Software” shall mean any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Standards License (SISL), (G) the BSD License, and (H) the Apache License.

(7)          The Group Companies’ use and dissemination of any personally-identifiable information concerning individuals is in compliance with all applicable privacy policies, terms of use, applicable Law and Contracts applicable to any Group Company. The Group Companies maintain policies and procedures regarding data security and privacy and maintain administrative, technical, and physical safeguards that are commercially reasonable and, in any event, in compliance with all applicable Laws and Contracts applicable to any Group Company. To the knowledge of the Group Companies, there have been no security breaches relating to, or violations of any security policy regarding any data or information of Group Companies’ customers or used by the Group Companies. There has been no loss, unauthorized access, misappropriation, or misuse of any data or information of Group Companies’ customers or used by the Group Companies to conduct the Principal Business.

(u)       Employment Matters.

(i)  Each Group Company (1) is in compliance in all material aspects with all applicable Laws respecting employment, employment practices and terms and conditions of employment, including without limitation the applicable PRC Laws pertaining to Social Insurances; (2) has withheld and reported all amounts required by any applicable Law or any Contract to be withheld and reported with respect to wages, salaries and other payments to employees; (3) is not liable for any arrear of wages, Tax or penalty for failure to comply with any of the foregoing; and (4) other than as required by applicable Laws, is not liable for any payment to any trust or fund governed by or maintained by or on behalf of any Governmental Authority with respect to any Social Insurance or other benefits or obligations for employees.

(v)       Each employee, officer, director and consultant of the Group Companies has duly executed an employment agreement containing confidentiality, non-competition, non-solicitation and invention assignment provisions to the satisfaction of the Series B Investors which is in full force and effect and binding upon and enforceable against each such Person. To the best Knowledge of the Group Companies, none of the employees, officers, directors or consultants is in violation of such employment agreement. None of the Group Companies is aware that any Key Employee of a Group Company intends to terminate his employment with the Group Company, nor does any Group Company have a present intention to terminate the employment of any Key Employee. Except as required by applicable Laws, no Group Company has or maintains any employee benefit plan, employee pension plan, medical insurance, or life insurance to which any Group Company contributed or is obligated to contribute thereunder for employees of any Group Company.

(w)       Prior Investment. All prior investments in any Group Company and all prior transfers or disposals of any Equity Securities of any Group Company have been conducted in accordance with the applicable shareholders or investors agreement and charter documents of the Company and applicable Laws, and have obtained all required Authorizations. There is no Action pending against any Person in respect of any of the foregoing matters.

(x)       Restructuring. The Restructuring has been duly completed in accordance with the Restructuring Framework Agreement and in compliance with applicable Laws in all material aspects.

(y)       Insolvency.

(i)  The aggregate assets of each Group Company, at a fair valuation, exceeds or shall exceed the aggregate debt of such Group Company as the debt becomes absolute and mature, and each Group Company is not incurring nor intends to incur, and shall not have incurred nor intended to incur, debt beyond its ability to pay such debt as such debt becomes absolute and matures.

(ii) There has not been commenced against any Group Company an involuntary case under any applicable national, provincial, city, local or foreign bankruptcy, insolvency, receivership or similar Law, or any Action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Group Company or for any substantial part of its property or for the winding up or liquidation of its affairs.

Section 3.2      Representations and Warranties of the Series B Investors.  Each Series B Investor severally but not jointly represents, warrants and undertakes to the Company that the following representations and warranties are true, accurate and not misleading on and as of the date of this Agreement and shall be true, accurate and not misleading on and as of the Closing Date with the same effect as if made on and as of the Closing Date:

(a)        Due Formation. Such Series B Investor is duly formed, validly existing and in good standing in its jurisdiction and has all requisite power and authority to carry on its business as it is currently being conducted.

(b)       Authority. Such Series B Investor has full power and authority to enter into, execute and deliver each Transaction Document to which it is or will be a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to any Transaction Document and to perform its obligations thereunder. The execution and delivery by such Series B Investor of each Transaction Document to which it is or will be a party and the performance by such Series B Investor of its obligations thereunder have been duly authorized by all requisite actions on its part.

(c)        Valid Agreement. Each Transaction Document to which such Series B Investor is or will be a party has been or will be duly executed and delivered by such Series B Investor and constitutes, or when executed and delivered in accordance herewith will constitute, the legal, valid and binding obligations of such Series B Investor, enforceable against such Series B Investor in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)       Non-contravention; Litigation. Neither the execution and delivery of each Transaction Document to which such Series B Investor is or will be a party nor the consummation of any of the Contemplated Transactions will (i) violate any provision of the organizational documents of such Series B Investor or violate any Law or Order to which such Series B Investor is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under or create in any party the right to accelerate, terminate, modify or cancel any Contract to which such Series B Investor is a party, by which such Series B Investor is bound or to which any of such Series B Investor’s assets are subject. There is no action, suit or proceeding pending or, to the Knowledge of such Series B Investor, threatened against such Series B Investor that questions the validity of this Agreement or the right of such Series B Investor to enter into this Agreement or to consummate the Contemplated Transactions.

(e)        Consents and Approvals. None of the execution and delivery by such Series B Investor of each Transaction Document to which such Series B Investor is a party, the consummation by such Series B Investor of any of the Contemplated Transactions nor the performance by such Series B Investor of each Transaction Document to which such Series B Investor is a party in accordance with its terms requires any Authorization, except for those Authorizations as have been or will have been obtained, made or given on or prior to the Closing Date.

(f)        Status and Investment Intent.

(i)  Experience. Such Series B Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the transactions contained hereof. Such Series B Investor is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. Such Series B Investor is acquiring the Series B Warrant and/or the Series B Warrant Shares and/or the Series B Preferred Shares (as applicable) pursuant to this Agreement for its own account for investment purposes only and not with the view nor intention to resell, distribute or otherwise dispose thereof. Such Series B Investor does not have any direct or indirect arrangement or understanding with any other Person to distribute the Series B Preferred Shares or the Series B Warrant Shares or Series B Warrant (as applicable) in violation of the Securities Act or any other applicable state securities law.

(iii) Solicitation. Such Series B Investor was not identified or contacted through the marketing of the Series B Preferred Shares or the Series B Warrant or the Series B Warrant Shares (as applicable). Such Series B Investor did not contact the Company as a result of any general solicitation or directed selling efforts.

(iv) Restricted Securities. Such Series B Investor acknowledges that the applicable purchased Series B Preferred Shares or the Series B Warrant or the Series B Warrant Shares (as applicable) are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. Such Series B Investor further acknowledges that, absent an effective registration under the Securities Act, the purchased Series B Preferred Shares or the Series B Warrant or the Series B Warrant Shares (as applicable) may only be offered, sold or otherwise transferred (1) to the Company, (2) outside the United States of America in accordance with Rule 904 of Regulation S under the Securities Act or (3) pursuant to an exemption from registration under the Securities Act.

(v) Not U.S. Person. Such Series B Investor is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act.

(vi) Offshore Transaction. Such Series B Investor has been advised and acknowledges that in issuing the Series B Warrant or Series B Preferred Shares or Series B Warrant Shares (as applicable) to it pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S under the Securities Act. Such Series B Investor is acquiring the applicable Series B Warrant or Series B Preferred Shares or Series B Warrant Shares (as applicable) in an offshore transaction in reliance upon the exemption from registration provided by Regulation S under the Securities Act.

Section 3.3      Representations and Warranties of Magic Heart. Magic Heart hereby represents and warrants that, the director appointed by Magic Heart has not taken any action or consented to any action by any Group Company which leads to the breach of the representations and warranties made by the Group Companies under Section 3.1 hereof.

ARTICLE IV

COVENANTS

Section 4.1      Conduct of Business of the Company. From the date hereof until the Closing Date, except as expressly contemplated by any Transaction Document or with the prior written consent of (i) the Series B Investor(s) representing a majority of all the Purchase Price (excluding the applicable Purchase Price of 58 Limited) and (ii) 58 Limited (which consent shall not be unreasonably withheld or delayed), the Company shall not, and the Company shall cause each of the Group Companies not to and no Group Company may:

(a)        amend its organizational documents;

(b)       split, combine or reclassify any Equity Security in any Group Company;

(c)        declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the Equity Securities in any Group Company;

(d)       redeem, repurchase or otherwise acquire any Equity Securities in the any Group Company;

(e)        issue, deliver or dispose of any Equity Securities in any Group Company, other than the issuance of any Equity Securities of any wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company;

(f)        amend any term of any Equity Securities in any Group Company;

(g)       acquire (by merger, consolidation or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than in the ordinary course of business consistent with past practice;

(h)       sell, lease or otherwise dispose of, or create or incur any Encumbrance on, any assets, securities, properties or interests of any Group Company, other than in the ordinary course of business consistent with past practice;

(i)        make any loans, advances or capital contributions to, or investments in, any other Person;

(j)        create, incur, assume, suffer to exist or otherwise be liable with respect to any Indebtedness, other than in the ordinary course of business consistent with past practice;

(k)       hire any employee or consultant or adopt, establish, enter into, amend, terminate or increase the benefits under any employee benefit plan, practice, program, policy or Contract;

(l)        make any material change in any method of accounting or accounting practice used by such Group Company;

(m)      enter into any contract or other transaction with an Affiliate;

(n)       make, change or revoke any material Tax election, enter into, request or obtain any “closing agreement” with any Governmental Authority in respect of Taxes, file any amended Tax return, incur any Liability for Tax other than in the ordinary course of business or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

(o)       initiate or settle any Action involving or against any Group Company; or

(p)       agree, commit or offer to do any of the foregoing.

Section 4.2      Operation of the Principal Business. Each of the Group Companies shall comply with all applicable Laws and regulations with respect to the operation of the Principal Business in all material aspects, including applicable Laws and regulations in connection with telecommunication business, network culture, video & audio programs, publication, foreign exchange, labor, consumer protection, cyber security, privacy, personal data and information protection, internet advertising, welfare funds, social benefits, medical benefits, insurance, requirement benefits, pensions, tax and other business and operations of the Group Companies.

The Group Companies shall ensure that, each entity described above and its respective shareholders are in compliance with such requirements in all material aspects and that there is no barrier to repatriation of profits, dividends and other distributions from the WFOEs (or any successor entity) to the HK Company.

Section 4.3     Regulatory Compliance. The Company shall ensure that each of the Group Companies complies, in all material respects, with all applicable Laws, including Laws in connection with the operation of the Principal Business, internet advertising, welfare funds, social benefits, medical benefits, insurance, requirement benefits, pensions and income, value-added or business tax.

Section 4.4     Negative Covenants. From the date hereof until the Closing Date, except as expressly contemplated by any Transaction Documents or with the prior written consent of (i) at least a majority of the Series B Investor(s) representing a majority of all the Purchase Price (excluding the applicable Purchase Price of 58 Limited) and (ii) 58 Limited (which consent shall not be unreasonably withheld or delayed), the Group shall not do any of the following:

(a)        No Material Adverse Effect. take any action that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)       Authorizations. do any act or fail to do any act which could result in the termination, expiration, revocation, suspension, nonrenewal or adverse modification of any Authorizations necessary and material for the operation of the Principal Business;

(c)        Waivers etc. waive, release or assign any material right or claim relating to the Principal Business; and

(d)       No Agreement. agree to do any of the foregoing.

Section 4.5      Affirmative Covenants. From the date hereof until the Closing Date, the Group Companies shall do the following:

(a)        Access to Information. provide each of the Series B Investors and their respective representatives reasonable access to the Principal Business for purposes of audit and inspection, and make available or cause to be made available to each of the Series B Investors and their respective authorized representatives all information with respect to the Principal Business as such Person may reasonably request;

(b)       Maintenance of Assets. maintain all of the assets of the Group Companies and all buildings or other improvements located on any leased real property owned or used in connection with the Principal Business in a condition (ordinary wear and tear excepted) no worse than the condition as of the date hereof, and use all of the assets and all buildings or other improvements located on any leased real property owned or used in connection in the Principal Business in a commercially reasonable manner;

(c)        Insurance. maintain existing insurance coverage with respect to the Principal Business consistent with past practice;

(d)       Books and Records. maintain the books and records of the Principal Business in the ordinary course;

(e)        Notification. promptly notify each Series B Investor of (i) any material change in the Company’s representations and warranties or any material failure to perform any covenant or agreement of the Company contained in any Transaction Document or (ii) any material breach of any representation, warranty, covenant or agreement of the Company contained in any Transaction Document. Such notification shall be without prejudice to any rights or remedies accruing to each Series B Investor from any such change, failure or breach;

(f)        Compliance with Laws. comply in all material respects with all Laws applicable to the Principal Business and the Group Companies; and

(g)       Goodwill. use its commercially reasonable efforts to preserve for the Company the goodwill of the Company’s suppliers, customers, landlords and other Persons having business relations with the Company in relation to the Principal Business.

Section 4.6      Further Assurances. From the date hereof until the Closing Date, the Parties shall use their commercially reasonable efforts to satisfy the conditions precedent to the consummation of the Contemplated Transactions.

Section 4.7     Use of Proceeds. The Company shall use the Purchase Price for the general corporate purposes of the Group Companies.

Section 4.8     Cooperation. The Parties shall use their commercially reasonable efforts to cooperate to facilitate the further development of the Principal Business following the Closing.

Section 4.9      Permits. The Group Companies shall use their best efforts to (i) obtain and maintain in a timely manner all requisite consents and Permits for conducting the Principal Business in compliance with applicable Laws in all material aspects, including but not limited to: (1) in no event later than March 31, 2020 or otherwise approved by Tencent, obtaining the Value Added Telecommunication Service Operation License (online data processing and transaction processing business) (增值电信业务经营许可证(在线数据处理与交易处理业务), (2) in no event later than nine (9) months following the Closing or otherwise approved by Tencent, obtaining the Internet Culture Permit including the scope of online performance and transaction of virtual currencies for online gaming (网络文化经营许可证(经营范围为网络表演和网络游戏虚拟货币交易)) and the Filing of Online Live-Streaming Service Providers (直播服务提供者备案), (3) as soon as practical after the Closing, obtaining the Online Publishing Services Permit (网络出版服务许可证) or cooperation with any other third parties with Online Publishing Services Permit (网络出版服务许可证) or adjustment to the business patterns to conduct live-streaming related to the Principal Business to the extent required by competent Governmental Authorities and permitted by the applicable laws, (4) as soon as practical after the Closing, obtaining or cooperation with any other third parties with Permit for Audio-Video Programs Transmitted through Information Network (信息网络传播视听节目许可证) or adjustment to the business patterns to conduct live-streaming related to the Principal Business to the extent required by competent Governmental Authorities and permitted by the applicable laws, (5) as soon as practical after the Closing, cooperation with any other third parties with Payment Business License (支付业务许可证) or adjustment to the business patterns to conduct the online payment related to the Principal Business to the extent required by competent Governmental Authorities and permitted by the applicable laws, and (ii) if so required by any applicable Laws, obtain additional consents and Permits necessary for conducting the Principal Business as soon as possible but in any event no later than the time limit required by the applicable PRC Laws or the competent Governmental Authorities.

Section 4.10    Access. From the date hereof until the Closing Date, the Company shall, and shall cause its Affiliates to, (a) give each Series B Investor and its counsel, financial advisors, auditors and other representatives reasonable access to the offices, properties, books and records of the Group Companies and the Principal Business, (b) furnish to each Series B Investor and its counsel, financial advisors, auditors and other representatives such information relating to the Group Companies and the Principal Business as may be reasonably requested and (c) instruct the employees, counsel, accountants and other advisors of the Company and its Affiliates to cooperate with such Series B Investor in such Series B Investor’s investigation of the Group Companies and the Principal Business.

Section 4.11   ESOP Increase. Each Party hereby acknowledges and agrees that, as soon as possible after the Closing but in any event within one month after the Closing, the reserved Ordinary Shares under the ESOP shall be increased by 117,589,079 Ordinary Shares (“ESOP Increase”, the newly reserved Ordinary Shares under the foregoing ESOP Increase referred to as “ESOP Increase Shares”) such that the ESOP Increase Shares shall represent seven percent (7%) of all the outstanding Shares of the Company (on a fully diluted and as converted basis) immediately after the ESOP Increase to give the effect that immediately after the ESOP Increase, the capitalization of the Company (on a fully diluted and as converted basis) shall be as set for in Part III of Exhibit C. Each Party shall use commercially reasonable efforts to cooperate with such ESOP Increase (including but not limited to voting for such ESOP Increase in shareholder/board resolutions and signing relevant documents).

Section 4.12    Other Covenants.

(a)        Circular 37 Registration. To the extent required by applicable Laws and SAFE, as soon as practicable after the Closing, the Company shall procure each shareholder of the Company (other than Magic Heart, Tencent and Series B Investors) who is a “domestic resident” (as defined in Circular 37) shall report and register with the competent local branch of the SAFE in accordance with the requirements of Circular 37.

(b)       Intellectual Property Protection. The Group Companies shall establish and maintain appropriate intellectual inspection system to protect the Intellectual Property of the Group Companies. The Group Companies shall, to fully comply with the laws and regulations in respect of the protection of the Intellectual Property and refrain from infringing the Intellectual Property of other parties. Without limiting the generality of the foregoing, (1) in no event later than nine (9) months after the Closing, the VIE Entity shall, and the other Group Companies shall cause the VIE Entity to, complete all registration procedures for transfer of the following trademarks or take such other actions to ensure the following trademarks can be used by or licensed to the applicable Group Company in such appropriate and lawful manner: the trademarks of “” in category 16, 35, and 36, “” in category 35, 36 and 38, “ ” in category 9, 16, 35, 36, 38, 39, 42 and 45, “ ” in category 9, “ ”  “ in category 9, 16, 35, 36, 38, 39, 42 and 45, “ ” in category 9, 16, 35, 36, 38, 39, 42 and 45, provided that in case the foregoing covenant fails to be completed at the date of nine (9) months anniversary of the Closing for reasons not attributable to the Group Companies, then the Parties shall negotiate in good faith to work out such other feasible solutions; (2) in no event later than nine (9) months after the Closing, the VIE Entity shall, and the other Group Companies shall cause the VIE Entity to, complete all registration procedures for transfer of the following trademarks: the trademarks of “”in category 7, 9, 16, 25, 37, 38 and 42, “为什么实验室” in category 7, 9, 16, 35 and 37, from Shenzhen Yueya Technology Co., Ltd. (深圳月牙科技有限公司) to the VIE Entity respectively.

(c)        Information Security System Ratification and Filing for Software. The Group Companies shall, in no event later than March 31, 2020, obtain the Information Security System Ratification and Filing (信息安全系统登记核定及备案) for the software operated by the Group Companies.

(d)       Establishment Filing with MOFCOM of Tianjin WFOE. Tianjin WFOE shall, and other Group Companies shall cause Tianjin WFOE to, in no event later than three (3) months after the Closing, obtain Establishment Filing with MOFCOM and complete any other filing or registration procedures required by applicable Laws.

(e)        Leasing. In no event later than three (3) months after the Closing, the Group Companies shall enter into a lease agreement with the applicable Affiliate of the Key Holder in respect to the leased property leased by Fatiao Time.

(f)        Compliance with Series B Warrants. Each Series B Investor (other than Tencent and TOPLAND GLOBAL) and each Group Company hereby undertakes to each other Party that it shall duly comply with all of their respective obligations under the applicable Series B Warrant and the applicable Series B Warrant Loan Agreement, including without limitation to exercise the relevant Series B Warrant (in the case of the Series B Investors) and to repay the outstanding loans under the relevant Series B Warrant Loan Agreement (in the case of the Group Companies) within the time stipulated thereunder.

(g)       Exercise of Rights under Series B Warrants. Notwithstanding any other provision of this Agreement, the Shareholders Agreement, the Articles or any of the constitutional documents of any other Group Company or otherwise, no Group Company shall, without the prior written consent or approval of Tencent for so long as Tencent and its Affiliates hold in the aggregate at least 8% of the Shares on an as-converted, fully diluted basis (provided that the affirmative consent or approval of the Tencent Director to or of any such action at a Board meeting or as evidenced on a written resolution of the Board which expressly tabled for approval such action shall be deemed to constitute the prior written approval of Tencent of such action), take, permit to occur, approve, authorize, agree or commit to, whether in a single transaction or a series of related transactions and whether directly or indirectly: (i) the exercise of any right, approval or consent against any Series B Investor (other than Tencent and TOPLAND GLOBAL) or any Affiliate thereof under (x) Sections 2(b)(vi), 2(b)(vii), 5, 7 and 14 of any ODI Warrant (if applicable), (y) Sections 2(b)(i), 2(b)(vii), 2(b)(viii), 5, 7 and 14 of any Non-ODI Warrant, and (z) Section 5.2 of any Series B Warrant Loan Agreement (if applicable), or (ii) the waiver, release, termination, cancellation, settlement or compromise of any obligation or debt of or claim against any Series B Investor (other than Tencent and TOPLAND GLOBAL) or any Affiliate thereof, under any Series B Warrant or any Series B Warrant Loan Agreement.

(h)       Related Party Transaction. In no event later than three (3) months after the Closing, the VIE Entity shall use best efforts to, and the Company shall procure the VIE Entity to, enter into a business cooperation agreement with Tianjin Wuba Daojia Service Co., Ltd. (天津五八到家生活服务有限公司) in form and substance satisfactory to Tencent, pursuant to which the transactions thereunder shall be on arms-length and the service fees for the information diversion of Kuaigou Dache (快狗打车) and Wuba Express (五八速运) provided by the VIE Entity shall be at fair market price. All transactions between any Group Company and any of their respective Related Parties shall be duly approved by Tencent or Tencent Director in accordance with the Shareholders Agreement and the Articles.

Section 4.13    Most Favored Nation. From the date hereof until the Closing Date, if the Company proposes to issue any Equity Security to any Person or enter into any agreement with any Person in connection with the subscription for Equity Securities in the Company by such Person, which is on terms or provides rights which are more favorable to such Person than those granted to or applicable to Tencent as contained in the Transaction Documents, Tencent shall automatically enjoy the benefit of such more favorable terms or rights and the Company shall promptly notify Tencent thereof and agree to, and shall cause all necessary third parties to agree to, such amendments to the Transaction Documents as shall ensure that those same terms or rights are provided to Tencent.

ARTICLE V

INDEMNIFICATION

Section 5.1      Survival of the Representations and Warranties. All representations and warranties made by the Group Companies to the Series B Investors contained in Section 3.1 or by the Series B Investors to the Company contained in Section 3.2 shall survive for a period of 18 months following the Closing Date, save for the Fundamental Representations which shall survive until the expiration of the applicable statutory limitation periods. Notwithstanding the foregoing, if an Indemnified Party asserts any claim in writing pursuant to Section 5.2(a) resulting from or arising out of an alleged breach of any such representation or warranty on or prior to the applicable expiration date of such representation or warranty, such representation or warranty shall survive, solely with respect to such asserted claim, until such claim has been finally resolved. The post-Closing covenants and agreements of each Party contained in this Agreement shall survive the Closing until they are terminated, whether by the performance thereof, their respective express terms or as a matter of applicable Law.

Section 5.2      Indemnification.

(a)        From and after the Closing, the Group Companies (on a joint and several basis) (the “Indemnifying Party”) shall indemnify and hold each Series B Investor and its Affiliates (collectively, the “Indemnified Parties”) harmless from and against any losses, claims, damages, judgments, fines, obligations, expenses and Liabilities of any kind or nature whatsoever, including any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any Taxes or levies that may be payable by such Person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”), resulting from or arising out of (a) the breach of any representation or warranty of the Indemnifying Party contained in this Agreement, (b) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement, (c) any Liability of Tax of any Group Company not reflected in the Financial Statements or arising out of any failure, by any Group Company to comply with any applicable Laws of the PRC or of any other applicable jurisdiction relating to tax, occurring before the Closing, (d) any Liability attributable to the infringement, violation or misappropriation of any Intellectual Property of any third party by any Group Company occurring before the Closing, (e) any Liability incurred by any Group Company arising in respect of, by reference to or in consequence of any Group Company’s failure to obtain or maintain the relevant license, permit or approval for its Principal Business in accordance with Laws or regulations occurring before the Closing, (g) any Liability incurred by any Group Company arising in respect of, by reference to or in consequence of any noncompliance with any applicable laws in connection with telecommunication business, network culture, video & audio programs, publication, consumer protection, cyber security, privacy, personal data and information protection, internet advertising by any Group Company occurring before the Closing, or (h) any Action against the Group Companies due to any event occurred or existed prior to Closing.

Section 5.3      Third Party Claims.

(a)        If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against an Indemnifying Party under this Article V, then the Indemnified Party shall promptly following receipt of notice of such claim (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (a “Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any) and the basis of the Indemnified Party’s request for indemnification under this Agreement. Notwithstanding the foregoing, no failure or delay in providing such Claim Notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnification hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party in writing within 30 days from receipt of such Claim Notice that the Indemnifying Party disputes such claim for indemnification under this Agreement, the Indemnifying Party shall be deemed to have accepted and agreed with such claim for indemnification under this Agreement.

(b)       Upon the receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by notifying the Indemnified Party in writing within 30 days of receipt of such Claim Notice that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the relevant proceeding; provided, that any such settlement shall be permitted hereunder only with the written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party, (iii) the Third Party Claim is or would reasonably be expected to result in Losses in excess of the amounts available for indemnification pursuant to this Article V or (iv) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this Article V. If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to this Section 5.3(b), the Indemnifying Party shall conduct such defense in good faith.

(c)        If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate reasonably with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including in connection with the making of any related counterclaim against the third party asserting the Third Party Claim or any cross complaint against any Person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to such Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 5.3(b).

(d)       In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense, fails to make such an election within 30 days of receipt of the relevant Claim Notice or otherwise fails to continue the defense of the Indemnified Party reasonably and in good faith, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party.

Section 5.4      Other Claims. If any Indemnified Party has a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure or delay in providing such Indemnity Notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnification hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

Section 5.5      Limitations on Liability.

(a)        Basket; Maximum Liability. Other than with respect to fraud or breach of any of the Fundamental Representations or Section 4.3 or Section 4.4, (i) no

Indemnifying Party shall be liable under Section 5.2(a) unless and until the aggregate amount of all claims thereunder exceeds US$250,000 (in which case the Indemnifying Party shall be responsible for the full amount of such claim, subject to Section 5.5(a)(ii)) and (ii) the maximum aggregate liability of the Indemnifying Parties towards each Indemnified Party in respect of all Losses under Section 5.2(a) shall not exceed the applicable Purchase Price of such Indemnified Party.

(b)       Double Claims. No Indemnifying Party shall be required to compensate any Indemnified Party more than once (whether under this Agreement or any other Transaction Document) in respect of the same Loss. For the avoidance of doubt and to avoid double recovery, if any Series B Investor has exercised its right of redemption and received the Redemption Price (as defined under the Articles) with respect to any breach by any Group Company of any of the Transaction Documents pursuant to Article 46 through Article 50 of the Articles, the Indemnified Parties shall not be entitled to make any claim or recover any losses, claims, damages, judgments, fines, obligations, expenses and Liabilities of any kind or nature whatsoever hereunder and under other Transaction Documents for the same breach.

(c)        Exclusive Monetary Remedy. Notwithstanding any provision to the contrary in this Agreement, this Article V shall be the sole and exclusive monetary remedy of the Indemnified Parties for any claim arising out of or resulting from this Agreement. Nothing in this Article V or elsewhere in this Agreement shall affect the Parties’ rights to specific performance or other equitable or non-monetary remedies with respect to the covenants and agreements in this Agreement.

(d)       No Indemnified Party shall raise any indemnity claim against the Group Companies for or arising from any matter which has been fully and fairly disclosed by the Group Companies in the relevant sections of the Disclosure Schedule.

(e)        Mitigation. To the extent required by applicable Law, the relevant Indemnified Party shall mitigate any Losses for which the Indemnified Party makes claims under this Agreement; provided, that all costs of mitigation shall be taken into account in calculating the amount of Losses hereunder.

(f)        Materiality. For purposes of this Article V, materiality, Material Adverse Effect and other similar qualifications contained in any representations and warranties shall be disregarded for the sole purposes of calculating the amount of Losses under this Article V.

ARTICLE VI

MISCELLANEOUS

Section 6.1      Disclosure Schedule References. The Parties agree that any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to or, as applicable, a disclosure for purposes of (i) the representations and warranties, or covenants, as applicable, of the relevant Party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such Party that is contained in this

Agreement, regardless of the absence of an express reference or cross reference thereto, but only if the relevant disclosure is fully and fairly disclosed and the relevance of that reference as an exception to or a disclosure for purposes of such representations and warranties would be reasonably apparent. The Parties acknowledge and agree that the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of the Series B Investors, and the disclosure by the Company of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by the Company that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

Section 6.2      Governing Law; Arbitration. This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the relevant arbitration notice is received by the HKIAC. There shall be three arbitrators. The Company shall have the right to appoint one arbitrator, the applicable Series B Investor(s) shall have the right to appoint one arbitrator and the third arbitrator shall be appointed by the HKIAC. The language to be used in the arbitration proceedings shall be English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the Contemplated Transactions. The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award. Any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Section 6.3      Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

Section 6.4      Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 6.5      Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by any Party without the express written consent of the other Parties. Any purported assignment in violation of the foregoing sentence shall be null and void. Notwithstanding the foregoing, each Series B Investor may assign its rights hereunder to any of its Affiliates.

Section 6.6     Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) in writing and served by personal delivery upon the Party for whom it is intended, (b) if delivered by facsimile or electronic mail with receipt confirmed or (c) if delivered by certified mail, registered mail or courier service, return-receipt received, to the Party at the address set forth below:

If to Magic Heart & 58 Limited, at:

Address:          Building 105, 10 Jiuxianqiao North Road Jia, Chaoyang District, Beijing 100015, P.R. China

Attn:                Xiaojing Li

Email:              ***

If to the Company, at:

Address:          北京市海淀区西小口路东升科技园 B2 号楼 6 层

Attn:    白喜凤

Email:  ***

With a copy to:

Address:          北京市海淀区西小口路东升科技园 B2 号楼 6 层

Attn:    山盟

Email:  ***

If to the Management Team Holdco, at:

Address:          北京市海淀区西小口路东升科技园 B2 号楼 6 层

Attn:                黄炜

Email:             ***

If to Tencent, at:

Address:          c/o Tencent Holdings Limited Level 29, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong

Attn.:               Compliance and Transactions Department

E-mail:            ***

With a copy (which shall not constitute notice) to:

Address:          Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen 518057, PRC

Attn.:               Mergers and Acquisitions
Department

E-mail:            ***

If to Qingdao Caigao, at:

Address:          青岛市崂山区深圳路 177 号

Attn:                李骏

Email:              ***

If to TOPLAND GLOBAL, at:

Address:          Room 2308-09, 23/F, West Tower, Shun Tak Centre, 200 Connaught Road Central, Sheung Wan,HONG KONG

Attn:                潘智威

Email:              ***

If to Shanghai Yuya, at:

Address:          上海市黄浦区西藏中路 525 号 8 楼

Attn:                孙亚茹

Email:              ***

If to Qingdao Lida, at:

Address:          青岛市崂山区秦岭路 18 号

Attn:                苏旭

Email:              ***

If to Lemi Tianjin, at:

Address:          天津华苑产业园 8 号楼-3-401

Attn:                张乐

Email:              ***

If to Qingdao Panshi, at:

Address:          青岛市龙成路 39 号 12 楼

Attn:                谭海明

Email:              ***

Any Party may change its address for purposes of this Section 6.6 by giving the other Parties written notice of the new address in the manner set forth above.

Section 6.7      Entire Agreement. This Agreement, together with the Schedules and Exhibits and the other Transaction Documents, constitutes the entire understanding and agreement among the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, among the Parties with respect to the matters covered hereby and thereby are superseded by this Agreement and the other Transaction Documents.

Section 6.8      Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable Law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 6.9      Fees and Expenses.

With respect to Tencent, if the Closing occurs, the Company shall reimburse all legal, financial, professional and other third-party fees incurred by Tencent in connection with the conduct of its industry, legal and financial due diligence and its negotiation, preparation, execution and completion of this Agreement and any other Transaction Agreements hereunder and thereunder for a maximum of US$200,000 (the “Tencent Expenses”). If the this Agreement is terminated with respect to Tencent pursuant to Section 6.12(a)(v) solely as the result of Tencent being the defaulting Series B Investor, Tencent shall bear all Tencent Expenses itself, provided however that, Tencent shall bear no obligation of reimbursing all legal, financial, professional and other third-party fees incurred by the Company or any other Party.

Except for the abovementioned, the Parties will bear their respective expenses incurred in connection with the negotiation, preparation and execution of the Transaction Documents and the Contemplated Transactions, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 6.10    Confidentiality.

(a)        Subject to Section 6.10(b) and Section 6.10(c), each Party shall keep confidential and shall not disclose to any Person the existence and provisions of any Transaction Document, the negotiations relating to any Transaction Document and any non-public material or information with respect to the business, technology, financial conditions or other aspects of the other Parties or their respective Affiliates (collectively, “Confidential Information”).

(b)       Confidential Information shall not include any information that is (i) previously known on a non-confidential basis by the receiving Party, (ii) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (iii) received from a Person other than any of the other Parties or their respective representatives or agents, so long as such Person was not, to the best knowledge of the receiving Party, subject to a duty of confidentiality to such other Party or (iv) developed independently by the receiving Party without reference to confidential information of the disclosing Party.

(c)        Notwithstanding Section 6.10(a):

(i)  each of the Series B Investors and their respective Affiliates may disclose Confidential Information to the extent such disclosure is necessary in connection with its normal accounting or Tax reporting in respect of its investment in the Company as required by applicable accounting standards or Laws;

(ii) any Party may disclose Confidential Information to the extent that such disclosure is required under applicable Laws or any judicial or regulatory process or is requested by any Governmental Authority or other regulatory body, including the rules and requirements of the SEC and/or any securities exchange; provided, that such Party shall, to the extent permitted by Law and so far as it is practicable, provide the other Parties with prompt notice of such requirement or request and cooperate with the other Parties at such other Parties’ request and cost to enable such other Parties to seek an appropriate protection order or remedy; and

(iii) any Party may disclose Confidential Information to its Affiliates and its and its Affiliates’ respective officers, directors, employees, agents, professional advisors and representatives on a need-to-know basis; provided, that such Party shall use commercially reasonable efforts to ensure that each such Person to which it discloses Confidential Information strictly abides by the confidentiality obligations hereunder.

Section 6.11    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 6.12    Termination.

(a)        This Agreement may be terminated at any time prior to the Closing:

(i)  by the written consent of each of the Parties;

(ii) by any Party by written notice to the other Parties if the Closing shall not have occurred by September 30, 2019; provided, that no Party shall be permitted to terminate this Agreement pursuant to this Section 6.12(a)(ii) if the failure to consummate the Closing was proximately caused by the breach by such Party or its Affiliate of any representation, warranty or covenant in this Agreement;

(iii) by any Party by written notice to the other Parties if any Governmental Authority shall have issued any Order or taken any other action permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Contemplated Transactions and such Order or other action has become final and non-appealable; provided, that no Party shall be permitted to terminate this Agreement pursuant to this Section 6.12(a)(iii) if the imposition of such Order or other action was proximately caused by the breach by such Party or its Affiliate of any representation, warranty or covenant in this Agreement;

(iv) by a Series B Investor with respect to itself only, if there exists a material breach of any representation or warranty of any Group Company such that the condition set forth in Section 2.4(a)(i) would not be satisfied and such breach has not been cured, or is incapable of being cured, by the relevant Group Company within 30 days following its receipt of notice from such Series B Investor of such breach; or

(v) (solely with respect to the defaulting Series B Investor) by the Company if there exists a material breach of any representation or warranty of any Series B Investor such that the condition set forth in Section 2.4(b)(i) would not be satisfied and such breach has not been cured, or is incapable of being cured, by such Series B Investor within 30 days following its receipt of notice from the Company of such breach.

(b)       Upon the termination of this Agreement pursuant to this Section 6.12, this Agreement (other than Article I, Article V and this Article VI) shall become void and have no further force or effect; provided, that no such termination shall relieve any Party of liability for any breach of this Agreement prior to such termination.

Section 6.13    Third Party Rights. Except as provided in Section 5.3, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of, or enjoy any benefit under, this Agreement, provided that any Affiliate of each Series B Investor that is not a company may not bring any claim directly against the Company pursuant to this Agreement.

Section 6.14    Headings. The headings of the various Articles and Sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the Article or Section so designated.

Section 6.15   Execution in Counterparts. This Agreement may be executed in one or more counterparts, including counterparts transmitted by facsimile or e-mail, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of executed signature pages by facsimile or electronic transmission (via scanned PDF) by all Parties will constitute effective and binding execution and delivery of this Agreement.

Section 6.16    Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

MAGIC HEART INC.

By:	/s/ Jinbo Yao

58 CO., LTD. (五八有限公司)
/s/ [company seal is affixed]

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

ZHUAN SPIRIT HOLDINGS LIMITED

[company seal is affixed]

By:	/s/ Jinbo Yao

ZHUAN VISION HOLDINGS LIMITED

[company seal is affixed]

By:	/s/ Jinbo Yao

Tianjin Zhuanzhuan World Technology Co., Ltd. (天津转转世界科技有限责任公司)

[company seal is affixed]

By:	/s/ Jinbo Yao

Beijing Zhuanzhuan Spirit Technology Co., Ltd. (北京转转精神科技有限责任公司)

[company seal is affixed]

By:	/s/ Jinbo Yao

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

SHANGHAI WINDER BEAR INFORMATION TECHNOLOGY CO., LTD. (seal)
(上海发条熊信息技术有限责任公司)

[company seal is affixed]

By:	/s/ Huang Wei

Beijing Zhuanzhuan Youpin Auction Co., Ltd. (seal)
(北京转转优品拍卖有限责任公司)

[company seal is affixed]

By:	/s/ Huang Wei

Tianjin Fatiao Time Information Technology Co., Ltd. (seal)
(天津发条时光信息技术有限责任公司)

[company seal is affixed]

By:	/s/ Huang Wei

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

CIVILIZATION AND TIME LTD

[company seal is affixed]

By:	/s/ Huang Wei

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

TENCENT MOBILITY LIMITED

By:	/s/ Chi Ping Lau
Name:	Chi Ping Lau
Title:	Authorized Signatory

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Qingdao Caigao Group Co., Ltd. (青岛才高集团有限公司)

[company seal is affixed]

By:	/s/ Jun Li
Name:	Jun Li
Title:	Chairman

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

TOPLAND GLOBAL HOLDINGS LIMITED

By:	/s/ Jiang Ping
Name:	Jiang Ping
Title:	CEO

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Shanghai Yuya Enterprise Management Partnership (Limited Partnership) (上海彧雅企业管理合伙企业(有限合伙))

[company seal is affixed]

By:	/s/ Yaru Sun

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Qingdao Lida Shopping Center Co., Ltd. (青岛丽达购物中心有限公司)

[company seal is affixed]

By:	/s/ Jin Li
Name:	Jin Li
Title:	Chairman

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Lemi (Tianjin) Architectural Engineering Programming and Design Co., Ltd. (乐米(天津) 建筑工程规划设计有限公司)

[company seal is affixed]

By:	/s/ Yue Zhang
Name:	Yue Zhang
Title:	President

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Qingdao Panshi Kaiyuan Trade Co., Ltd. (青岛磐石开源贸易有限公司)

[company seal is affixed]

By:	/s/ Zuren Liu
Name:	Zuren Liu
Title:	President

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT]